SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Corning Incorporated
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2007 ANNUAL MEETING
AND PROXY STATEMENT
TABLE OF CONTENTS

ABOUT THE MEETING	1
Why Did You Send Me This Proxy Statement?	1
When Is The Annual Meeting?	1
What Am I Voting On?	1
How Do You Recommend That I Vote On These Items?	1
Who Is Entitled To Vote?	1
How Many Votes Do I Have?	1
How Do I Vote By Proxy Before The Meeting?	1
May I Vote My Shares In Person At The Meeting?	2
May I Change My Mind After I Vote?	2
What Shares Are Included On My Proxy Card?	2
How Do I Vote If I Participate In The Corning Investment Plan?	2
How Do I Vote If My Broker Holds My Shares In “Street Name”?	2
Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?	3
What If I Return My Proxy Card Or Vote By Internet Or Phone But Do Not Specify How I Want To Vote?	3
What Does It Mean If I Received More Than One Proxy Card?	3
Who May Attend The Meeting?	3
May Shareholders Ask Questions At The Meeting?	3
How Many Shares Must Be Present To Hold The Meeting?	3
How Many Votes Are Needed To Elect Directors?	4
How Many Votes Are Needed To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our Independent	4
Auditors?	4
How Many Votes Are Needed To Approve The Adoption Of The Shareholder Proposal?	4
What Is A “Broker Non-Vote”?	4
How Will Broker Non-Votes Be Treated?	4
How Will Abstentions Be Treated?	4
How Will Voting On “Any Other Business” Be Conducted?	4
Who Pays For The Solicitation Of Proxies?	5
How Can I Find The Voting Results Of The Meeting?	5
How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?	5
Can I Receive Electronic Delivery Of Proxy Materials and Annual Reports?	5
Are You “Householding” For Shareholders Sharing The Same Address?	5

PROPOSAL 1 – Election of Directors	6
Nominees For Election as Directors	6
Directors Continuing in Office	7
Meetings And Committees of The Board	10
Board Meetings	10
Board Committees	10
Corporate Governance Matters	13
Corporate Governance Guidelines	13
Directors Independence	13
Communications with Directors	15
Audit Committee Financial Expert	15
Executive Sessions of Non-Employee Directors	15
Policy Regarding Directors Attendance at Annual Meetings	15
Code of Ethics	15
Security Ownership of Certain Beneficial Owners	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Compensation Discussion And Analysis	18
Compensation Committee Report	32

Executive Compensation	32
Summary Compensation Table	32
Grants of Plan-Based Awards	34
Outstanding Equity Awards at Fiscal Year-End	36
Option Exercises and Stock Vested	39
Retirement Plans	39
Qualified Pension Plan	39
Supplemental Pension Plan and Executive Supplemental Pension Plan	40
Pension Benefits	41
Nonqualified Deferred Compensation	42
Arrangements with Named Executive Officers	42
Severance Agreements	42
Change In Control Agreements	45
Directors Compensation	47
Director Summary Compensation Table	48
Report of Audit Committee of the Board of Directors	50
Independent Auditors	52
Fees Paid to Independent Auditors	52
Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors	52
PROPOSAL 2 – Ratification of Appointment of Independent Auditors	52
PROPOSAL 3 – Shareholder Proposal	53
Other Matters	56
Certain Business Relationships	56
Related Party Policy and Procedures	56
Incorporation by Reference	57
Additional Information	57
APPENDIX A	A-1
APPENDIX B	B-1
APPENDIX C	C-1
APPENDIX D	D-1
APPENDIX E	E-1
APPENDIX F	F-1
APPENDIX G	G-1
APPENDIX H	H-1

Notice of 2007
Annual Meeting of Shareholders
and Proxy Statement

Notice of Annual Meeting

To Shareholders of Corning Incorporated:

You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in The Corning Museum of Glass Auditorium, Corning, New York, on Thursday, April 26, 2007 at 11:00 o’clock a.m. Eastern Standard Time. The principal business of the meeting will be:

(1)	To elect five Directors for three year terms;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for the fiscal year ending December 31, 2007;

(3)	To consider a Shareholder Proposal described on page 53 in the accompanying Proxy Statement, if presented at the meeting; and

(4)	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please vote by one of the following methods whether or not you plan to attend the meeting:

  Via the internet.

  By telephone.

  By returning the enclosed proxy card (see instructions on proxy card).

By order of the Board of Directors.

Denise A. Hauselt
Secretary and Assistant General Counsel

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831

February 26, 2007

About the Meeting

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 13, 2007.

When Is The Annual Meeting?

The annual meeting will be held on Thursday, April 26, 2007, at 11:00 a.m., EST, at The Corning Museum of Glass Auditorium, Corning, New York.

What Am I Voting On?

At the annual meeting, you will be voting:

  To elect five directors for three year terms;

  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007;

  To consider a Shareholder Proposal described on page 53 of the Proxy Statement, if presented at the meeting; and

  Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote FOR each of the director nominees, FOR the ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007 and AGAINST the Shareholder Proposal.

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on February 26, 2007, the record date for the annual meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 7, 2007, we had 1,569,697,474 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

  By Internet at www.computershare.com/expressvote.

  By Telephone (from the United States and Canada only) at 1(800) 652-VOTE (8683).

  By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by Telephone.

Please use only one of the three ways to vote.

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Telephone or via the Internet depends on the voting procedures used by your broker, as explained below under the question “How Do I Vote If My Broker Holds My Shares In “Street Name”?” The New York Business Corporation Law provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Telephone and Internet voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

May I Vote My Shares In Person At The Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or Telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

  signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

  voting again by Telephone or via the Internet prior to the meeting; or

  voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, Telephone or mail, all as described on the enclosed proxy card.

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, Telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the current rules of the New York Stock Exchange, on certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors are considered routine matters for this purpose, assuming that no contest arises as to any of these matters. The shareholder proposal is not considered a routine matter and your bank or broker will not be permitted to vote your shares unless proper voting instructions are received from you.

What If I Return My Proxy Card Or Vote By Internet Or Phone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or Telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

  FOR the election of each of the director nominees.

  FOR the approval ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007.

  AGAINST the shareholder proposal.

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Investor Services, LLC, at 1-800-255-0461.

Who May Attend The Meeting?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you may not be admitted to the meeting.

May Shareholders Ask Questions At The Meeting?

Yes. Our representatives will answer your questions of general interest at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of February 26, 2007, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, Telephone or mail.

How Many Votes Are Needed To Elect Directors?

The director nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Consequently, shares that are not voted, because you marked your proxy card to withhold authority for all or some nominees, or because you did not complete and return your proxy card, will have no impact on the election of directors.

How Many Votes Are Needed To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our Independent Auditors?

Shareholder approval for the appointment of our independent auditors is not required, but the Audit Committee and the Board are submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. The ratification of the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the shareholders views in the future selection of Corning’s auditors.

How Many Votes Are Needed To Approve The Adoption Of The Shareholder Proposal?

Approval of the Shareholder Proposal, if properly presented at the meeting, requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained above under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?”, Proposal 1 (election of directors) and Proposal 2 (ratification of the appointment of our independent auditors) are considered routine matters under the current New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items. Proposal 3 (the shareholder proposal) is not considered a routine matter, so your bank or broker will not have discretionary authority to vote your shares held in street name on that item. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

How Will Broker Non-Votes Be Treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any proposal.

How Will Abstentions Be Treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the effect as votes against a proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $14,000 plus expenses for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Meeting?

We will include the voting results in our Form 10-Q for the quarter ending June 30, 2007, which we expect to file with the Securities and Exchange Commission (SEC) on or before August 9, 2007.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2008 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 16, 2007. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our bylaws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2008 Annual Meeting of Shareholders, under our current bylaws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice shall be received no earlier than 120 days or later than 90 days prior to such annual meeting or the tenth day after public announcement is made with respect to the meeting. For our 2008 Annual Meeting of Shareholders, we must receive notice on or after December 28, 2007, and on or before January 27, 2008.

Can I Receive Electronic Delivery of Proxy Materials And Annual Reports?

Yes. This Proxy Statement and Corning’s 2006 Annual Report are available on Corning’s website at www.corning.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Corning’s shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com.

Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2006 Annual Report to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you nevertheless would like to receive more than one copy of this proxy statement and our 2006 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Investor Services, LLC, toll free at 1-800-255-0461. The same phone number may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of an annual report or proxy statement if you are receiving multiple copies.

PROPOSAL 1—Election of Directors

     Corning’s Board of Directors is divided into three classes. Except for Mr. Cummings, each of the nominees for the office of director, Messrs Sit, Smithburg, Tookes and Weeks were elected by Corning’s security holders on April 29, 2004. The terms of Messrs Sit, Smithburg, Tookes and Weeks expire this year. Mr. Cummings was appointed by Corning’s Board of Directors on October 3, 2006, and is standing for election for the first time. Mr. Knowles, whose term expires this year is retiring in accordance with Corning’s Corporate Governance Guidelines and as such will not be standing for re-election. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. No nominee now owns beneficially any of the securities (other than directors’ qualifying shares) of any of Corning’s subsidiary companies. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting.

Nominees for Election as Directors

Nominees for Election For Terms Expiring in 2010

Robert F. Cummings, Jr.
Senior Managing Director
GSC Group, Inc.

Mr. Cummings joined GSC Group, Inc. in 2002 where he is a Senior Managing Director. He began his business career in the investment banking division of Goldman, Sachs & Co. in 1973, and was a partner of the firm from 1986 until his retirement in 1998. He served as an Advisory Director at Goldman Sachs until 2002. Mr. Cummings is a director of ATSI Holdings, GSC Capital Corp, Precision Partners Inc, R.R. Donnelley and Sons Co., Viasystems Group Inc. and a member of the board of trustees of Union College. Director since 2006. Age 57.

Eugene C. Sit
Chairman—Chief Executive Officer and Chief Investment Officer
Sit Investment Associates, Inc.

Mr. Sit is a Chartered Financial Analyst and a Certified Public Accountant. He founded Sit Investment Associates (SIA) in 1981, and his prior business experience included serving as the Chief Executive Officer and Chief Investment Officer for American Express Financial Advisors Inc., formerly known as IDS Advisory. He has been actively involved as a trustee and officer in several educational, professional and community organizations, and he currently serves as Chairman and Director of the Minnesotans’ Military Appreciation Fund, Inc., is on the Honorary Council of The Minnesota Historical Society, and is a member of the Advisory Council of the Carlson School of Management, International Programs, and is on the Dean’s Board of Visitors for the Medical School of the University of Minnesota. Mr. Sit currently serves as a director of Smurfit-Stone Container Corporation, and as chairman and director for the various companies of SIA. Director since 2004. Age 68.

William D. Smithburg
Retired Chairman, President and Chief Executive Officer
The Quaker Oats Company

Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979, chief executive officer in 1981 and chairman in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories, Northern Trust Corporation, and Smurfit-Stone Container Corporation. Director since 1987. Age 68.

Hansel E. Tookes II
Retired Chairman and Chief Executive Officer
Raytheon Aircraft Company

Mr. Tookes retired from Raytheon Company in December 2002. Since joining Raytheon in 1999 he  has served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999 Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions. He is a director of Ryder Systems Inc., BBA Aviation plc, FPL Group, Inc. and Harris Corporation and a member of the National Academies Aeronautics and Space Engineering Board. Director since 2001. Age 59.

Wendell P. Weeks
President and Chief Executive Officer
Corning Incorporated

Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Telecommunications Products division in 1995, vice president and general manager—Telecommunications Products in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president of Optical Communications in 1999, president, Corning Optical Communications in 2001, President and Chief Operating Officer in 2002 and to his present position in 2005. Mr. Weeks will become chairman and chief executive officer on April 26, 2007. Mr. Weeks is a director of Merck & Co., Inc. Director since 2000. Age 47.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Directors Continuing in Office

Directors Whose Terms Expire in 2009

James B. Flaws
Vice Chairman and Chief Financial Officer
Corning Incorporated

Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was named assistant treasurer in 1993, vice president and controller in 1997, vice president of finance and treasurer later in 1997, senior vice president and chief financial officer in December 1997, executive vice president and chief financial officer in 1999 and to his present position in 2002. Mr. Flaws is a director of Dow Corning Corporation. Director since 2000. Age 58.

James R. Houghton
Chairman
Corning Incorporated

Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983,  retiring in April 1996. Mr. Houghton was the non-executive chairman of the Board of Corning from June 2001 to April 2002. Mr. Houghton came out of retirement in April 2002 when he was elected chairman and chief executive officer. Mr. Houghton retired as our chief executive officer on April 28, 2005 but continued as chairman of the Board. Mr. Houghton will step down as chairman on April 26, 2007, but will continue in his role as a director of Corning. Mr. Houghton is a director of Metropolitan Life Insurance Company and Exxon Mobil Corporation. He is a trustee of the Metropolitan Museum of Art, the Pierpont Morgan Library and the Corning Museum of Glass and a member of the Harvard Corporation. Director since 1969. Age 71.

James J. O’Connor
Retired Chairman of the Board and Chief Executive Officer
Unicom Corporation

Mr. O’Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company, retiring in 1998. Mr. O’Connor is a director of Smurfit-Stone Container Corporation, UAL Corporation, United Airlines and Armstrong World Industries, Inc. Director since 1984. Age 69.

Deborah D. Rieman
Retired President and Chief Executive Officer
Check Point Software Technologies, Incorporated

Dr. Rieman has more than twenty-five years of experience in the software industry. She currently manages a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a director of Keynote Systems, Kintera Inc. and Tumbleweed Communications, Inc. Director since 1999. Age 57.

Peter F. Volanakis
Chief Operating Officer
Corning Incorporated

Mr. Volanakis joined Corning in 1982 and was named managing director, Corning GmbH in 1992, executive vice president of CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president of advanced display products in 1997, executive vice president of Display Technologies and Life Sciences in 1999, President, Corning Technologies in 2001 and to his present position in 2005. Mr. Volanakis will become president and chief operating officer on April 26, 2007. Mr. Volanakis is a director of Dow Corning Corporation. Director since 2000. Age 51.

Directors Whose Terms Expire in 2008

John Seely Brown
Retired Chief Scientist
Xerox Corporation

Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions, in 1986 he was elected vice president in charge of advanced research and was director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, retiring in 2002. He is currently a Senior Fellow at USC. Dr. Brown is a director of Amazon Inc., Polycom, Inc. and Varian Medical Inc. Director since 1996. Age 66.

Gordon Gund
Chairman and Chief Executive Officer
Gund Investment Corporation

Besides being the Chairman and CEO of Gund Investment Corporation which was founded in 1968, Mr. Gund is co-founder and Chairman of The Foundation Fighting Blindness. The Foundation Fighting Blindness is a national, non-profit organization dedicated to finding the causes, treatments and/or cures for retinitis pigmentosa, age-related macular degeneration, and allied retinal degenerative diseases. He is a director of the Kellogg Company. Director since 1990. Age 67.

John M. Hennessy
Senior Advisor
Credit Suisse First Boston

Mr. Hennessy became managing director of First Boston Corporation in 1974 after serving as Assistant Secretary of the U.S. Treasury (Presidential appointment). In 1989 he was elected chairman of the executive board and group chief executive officer of Credit Suisse First Boston. Mr. Hennessy retired from active employment from Credit Suisse First Boston at the end of 1996 but retains the role of Independent Senior Advisor to the firm. He is on four non-profit boards of directors. Director since 1989. Age 70.

H. Onno Ruding
Retired Vice Chairman
Citicorp and Citibank, N.A.

Dr. Ruding has served private firms and the public (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A. from 1990 and 1998, respectively, to September 30, 2003 and vice chairman of Citicorp and Citibank, N.A. from 1992 to September 30, 2003. Dr. Ruding retired from active employment from Citicorp and Citibank, N.A. on September 30, 2003. Dr. Ruding is also a director of Alcan, Holcim, BNG (Bank for the Netherlands Municipalities) and RTL Group, a member of the international advisory committee of Citigroup and a member of UNIAPAC, the Committee for European Monetary Union, the Pontifical Council Justice and Peace, the European Advisory Board of the American-European Community Association, the International Bureau of Fiscal Documentation and the Trilateral Commission. Dr. Ruding is the chairman of the Center for European Policy Studies (CEPS), the chairman of the Netherlands National Museum Palace Het Loo and the chairman of the Advisory Council of the Amsterdam Institute of Finance. Director since 1995. Age 67.

Padmasree Warrior
Executive Vice President and Chief Technology Officer
Motorola, Inc.

Ms. Warrior joined Motorola in 1984, was appointed vice president in 1999 and was elected a corporate officer in 2000. She was corporate vice president and chief technology officer for Motorola’s Semiconductor Products Sector, general manager of Thoughtbeam, Inc., a wholly owned subsidiary of Motorola, and corporate vice president and general manager of Motorola’s energy systems group. Ms. Warrior is currently the executive vice president and chief technology officer for Motorola, Inc. Director since 2005. Age 45.

Meetings and Committees of The Board

Board Meetings

     The Board of Directors held 15 regularly scheduled meetings during 2006. All directors attended at least 75% of these meetings of the Board of Directors. When the number of Board meetings are combined with the number of meetings of the committees on which they serve, all directors attended at least 75% of such meetings.

Board Committees

     In addition to an Executive Committee, which acts by delegation, Corning has six standing Board committees: Audit, Compensation, Corporate Relations, Finance, Nominating and Corporate Governance and Pension Committees. Each standing committee’s written charter, as adopted by the Board of Directors, is available on Corning’s website at www.corning.com/ inside_corning/ corporate_governance/ downloads.aspx. Copies of each of the charters are also attached to this proxy statement as Appendix A, B, C, D, E and F, respectively.

     The Audit Committee met 15 times during 2006. The current members of the Audit Committee are Messrs. Smithburg (Chair), Ruding and Tookes and Ms. Rieman. The Audit Committee:

  Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors performance, and (iii) Corning’s compliance with legal and regulatory requirements;

  Meets in executive sessions with the independent auditors, internal auditors and management;

  Approves the appointment of Corning’s independent auditors;

  Reviews and discusses with the independent auditors and the internal auditors the effectiveness of Corning’s internal control over financial reporting, including disclosure controls;

  Reviews and discusses with management, the independent auditors and the internal auditors the scope of the annual audit;

  Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent auditors;

  Oversees the independent auditors’ qualifications, independence and performance;

  Reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC; and

  Determines the appropriateness of and approves the fees for audit and permissible non-audit services to be provided by the independent auditors.

     The Compensation Committee met six times during 2006. The current members of the Compensation Committee are Messrs. O’Connor (Chair), Brown, Gund and Smithburg. The Compensation Committee:

  Reviews Corning’s goals and objectives with respect to executive compensation;

  Evaluates the CEO’s performance in light of Corning’s goals and objectives;

  Determines and approves compensation for the CEO and other officers of Corning;

  Reviews and approves employment, severance and change in control agreements for the CEO and other officers of Corning;

  Recommends to the Board the compensation arrangements with non-employee directors;

  Administers Corning’s equity compensation plans and employee benefit and fringe benefit plans and programs; and

  Makes recommendations to the Board regarding non–equity incentive and equity incentive plans.

     Compensation decisions for executives, which include the Named Executive Officers, and the directors are reviewed and approved by the Compensation Committee. The Compensation Committee has strategic and administrative responsibility to compensate key executives effectively and in a manner consistent with our stated compensation strategy. The Compensation Committee has engaged Hewitt Associates, an outside global human resources consulting firm, to conduct an annual review of its total compensation program for executives. Hewitt Associates supports the Committee by providing data regarding market practices and makes recommendations for changes to plan designs and policies that are consistent with the Company’s compensation philosophy.

     The agenda for meetings of the Compensation Committee is determined by its Chairman with the Executive Vice President and Chief Administrative Officer and the Senior Vice President Global Compensation and Benefits. The Chief Executive Officer and the Executive Vice President and Chief Administrative Officer are invited to attend the Compensation Committee meetings, though they leave the room during discussions and deliberations of individual compensation actions affecting them personally. The Compensation Committee Chairman reports the committee’s recommendations on executive compensation to the Board. The Company’s Global Compensation and Benefits department supports the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee. For more information on the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 18.

     The Corporate Relations Committee met five times during 2006. The current members of the Corporate Relations Committee are Mses. Rieman (Chair) and Warrior and Messrs. Houghton, Knowles and Sit. The Corporate Relations Committee focuses on the areas of employment policy, public policy and community relations in the context of the business strategy of Corning.

     The Executive Committee met 10 times during 2006. The current members of the Executive Committee are Messrs. Weeks (Chair), Flaws and Volanakis. All other directors are alternate members of the Executive Committee. The Executive Committee serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by New York law to the Board. In practice, the Executive Committee actions are generally limited to matters such as the authorization of corporate credit facilities, borrowings and pricing of Corning’s public offering of securities.

     The Finance Committee met 10 times during 2006. The current members of the Finance Committee are Messrs. Hennessy (Chair), Cummings, Flaws, Ruding, Tookes and Volanakis. The Finance Committee:

  Monitors present and future capital requirements of Corning;

  Reviews all material transactions prior to execution;

  Reviews potentials mergers, acquisitions, divestitures and investments in third parties;

  Manages Corning’s exposure to financial, economic or hazard risks;

  Monitors Corning’s cash management plans and activities;

  Reviews Corning’s tax position and strategy;

  Reviews and monitors Corning’s credit rating; and

  Reviews Corning’s financial plans and other financial information that Corning uses in its analysis of internal decisions.

     The Nominating and Corporate Governance Committee met five times during 2006. The current members of the Nominating and Corporate Governance Committee are Messrs. O’Connor (Chair), Brown and Hennessy. The Nominating and Corporate Governance Committee:

  Identifies individuals qualified to become Board members;
  Reviews candidates recommended by shareholders;

  Determines the criteria for selecting director nominees;

  Conducts inquiries into the background of director nominees;

  Recommends to the Board, director nominees to be proposed for election at the annual meeting of shareholders;

  Monitors significant developments in the regulation and practice of corporate governance;

  Develops and recommends to the Board corporate governance guidelines;

  Assists the Board in assessing the independence of Board members;

  Identifies Board members to be assigned to the various committees;

  Oversees and assists the Board in the review of the Board’s performance, as well as the performance of the President and CEO and other executives;

  Establishes director retirement policies;

  Reviews, approves and ratifies transactions between Corning and related persons; and

  Reviews activities of Board members and senior executives for potential conflict of interest.

     The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical information, his/her willingness to serve and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of Corning at that time. Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee will recommend the candidate to the Board for election at the next annual meeting. If the director nominee is a current Board member, the Nominating and Corporate Governance Committee also considers prior Corning Board performance and contributions. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

     The minimum qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee may include:

  The ability to apply good business judgment;

  The ability to exercise his/her duties of loyalty and care;

  Proven leadership skills;

  Diversity of experience;

  High integrity and ethics;

  The ability to understand complex principles of business and finance;

  Scientific expertise; and

  Familiarity with national and international issues affecting businesses.

     All of the director nominees are current elected members of the Board of Directors, except for Mr. Cummings who was identified by the Chairman of the Nominating and Corporate Governance Committee and appointed by the Board of Directors. The Nominating and Corporate Governance Committee has in the past and may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

     The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualification, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described above under the question “How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At, Next Year’s Annual Meeting?”

     The Pension Committee met six times during 2006. The current members of the Pension Committee are Messrs. Gund (Chair), Cummings, Flaws, Knowles, Sit and Volanakis and Ms. Warrior. The Pension Committee:

  Reviews the funding and investment performance of Corning’s pension plans; and

  Appoints investment managers, custodians, trustees and other plan fiduciaries for the purpose of implementing the policies of the plans.

Corporate Governance Matters

Corporate Governance Guidelines

     Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to New York Business Corporation Law and our By-laws. Members of the Board of Directors are kept informed of Corning’s business through discussions with the President and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, the Chief Operating Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

     The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. A copy of these guidelines is attached to this proxy statement as Appendix G and can also be viewed on our website at www. corning.com/ inside_corning/ corporate_governance/ downloads.aspx.

Directors Independence

     Our Corporate Governance Guidelines require that the Board of Directors make an annual determination regarding the independence of each of Corning’s directors. The Board made these determinations on February 7, 2007, based on an annual evaluation performed by and recommendations made by the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Brown, Cummings, Gund, Hennessy, Knowles, O’Connor, Ruding, Sit, Smithburg and Tookes and Mses. Rieman and Warrior are “independent” within the meaning of the rules of the New York Stock Exchange, based on its application of the standards set forth in the Corporate Governance Guidelines. Specifically, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence.

     The Board reviewed the independence status of Dr. Knowles, who on July 1, 2006 assumed the position of Interim Dean of the Faculty of Arts and Sciences of Harvard University. Dr. Knowles previously served as Dean from 1991 to 2002, stepping down in June 2002 and continuing to hold a faculty position at Harvard. Dr. Knowles joined the Corning Board of Directors in July 2002. Because our then CEO and Chairman, James R. Houghton, was serving on the Harvard Corporation, the Board determined there should be a passage of time before Dr. Knowles was determined by the Board to be independent. Dr. Knowles was determined to be independent for 2005 and 2006. Mr. Houghton stepped down as CEO of Corning in 2005 and became non-executive chairman effective May 1, 2006. The Board determined that Dr. Knowles’ resumption of his deanship role with Harvard does not change his status as an independent director, as he is fully independent of Corning’s current executive management. The Corning Foundation’s charitable contributions to Harvard in the past three years are far below amounts that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

     With respect to Dr. Ruding the Board considered the fact that Dr. Ruding previously was an executive officer at Citicorp and Citibank, N.A. Dr. Ruding retired from his executive positions at Citicorp and Citibank, N.A. in September 2003. As a retiree, he serves on the international advisory committee of Citigroup and attends that committee’s two meetings per year, for which he receives an annual retainer of approximately $50,000. In determining that this relationship was not material, the Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Dr. Ruding’s relationship with Corning, including that Dr. Ruding is no longer employed by Citicorp or Citibank N.A., Citicorp services to Corning in 2006 were well below 2001, 2002 and 2003 levels and consisted primarily of non-advisory services, as well as the fact that for the last three years Citicorp services never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

     With respect to Ms. Warrior, the Board considered the fact that Ms. Warrior serves as Executive Vice President and Chief Technology Officer of Motorola, Inc., which purchased less than $1,100,000 of products from Corning for each of fiscal years 2004, 2005 and 2006; and sold less than $50,000 of products to Corning for each of fiscal years 2004, 2005 and 2006. In determining that this relationship was not material, the Board considered the fact that the amount of products purchased from Corning by Motorola, Inc. and sold to Corning by Motorola, Inc. never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards, and that Ms. Warrior had no role in such sales or purchases.

     With respect to Mr. Cummings, the Board considered the fact that he served in various managerial capacities at Goldman, Sachs & Co. until 2002, a company that has provided and continues to provide investment banking, financial advisory and other similar services to Corning. In determining that this relationship was not material, the Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Mr. Cummings’ relationship with Corning, including that Mr. Cummings is no longer employed by Goldman, Sachs & Co. or provides any advisory services to Goldman, Sachs & Co., and that Goldman, Sachs & Co. services to Corning in 2006 consisted primarily of non-advisory services, as well as the fact that for the last three years Goldman, Sachs & Co. services never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

     With respect to Mr. Tookes, the Board considered the fact that Mr. Tookes in February 2007 joined the Board of Directors of BBA Aviation plc, the parent company of Signature Flight Support, the company that provides aviation support services to Corning’s planes. Mr. Tookes has had no past connections with BBA Aviation plc. Going forward, the amount of business Corning does with Signature Flight Support is expected to be approximately $100,000 annually, which is not material. In determining that this relationship was not material, the Board considered the fact that Mr. Tookes relationship arises only from his position as a director of BBA Aviation plc, that he has no material interest in any of the transactions between Corning and Signature Flight Support, that he had no role in any such transactions, and that such a relationship would not bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

     The Board concluded that based on all of the relevant facts and circumstances, none of the above relationships constituted a material relationship with Corning that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management of Corning.

     The Board determined that Messrs. Flaws, Volanakis and Weeks were not independent because they are each executive officers of Corning. With respect to Mr. Houghton, the Board determined that he was not independent as he was the Chief Executive Officer of Corning until he retired in April 2005.

     Each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of the NYSE Listing Standards, Exchange Act Rule 10A-3 and Corning’s Director Qualification Standards.

Communications with Directors

     Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising, spam, junk mail and other mass mailings, product inquiries and suggestions, resumes, surveys or any unduly hostile, threatening or illegal materials) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert

     The Board of Directors has determined that at least one member of the Audit Committee, H. Onno Ruding, is an Audit Committee Financial Expert.

Executive Sessions of Non-Employee Directors

     Non-employee Board members meet without management present at each regularly scheduled Board Meeting. Additional meetings may be called by the Lead Director in his discretion or at the request of the Board. The Lead Director, Mr. O’Connor, presides over meetings of the non-employee directors.

Policy Regarding Directors Attendance at Annual Meetings

     Corning has a policy that every director will make every effort to attend, but does not require attendance of all directors at Annual Meetings. All of the Board Members attended the 2006 Annual Meeting.

Code of Ethics

     Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers which supplements the Code of Conduct governing all employees and directors that has been in existence for more than 10 years. We refer to these documents collectively as the “Code of Ethics”. A copy of the Code of Ethics is attached to this proxy statement as Appendix H and is available on our website at www.corning.com/inside_corning/corporate_governance/downloads.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2006, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Security Ownership of Certain Beneficial Owners

     Paragraphs (a) and (b) below set forth information about the beneficial ownership of Corning’s Common Stock as of December 31, 2006. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

(a)	To the knowledge of management, the following owned more than 5% of Corning’s outstanding shares of Common Stock:

Name and Address	Amount and Nature	Percent of
of Beneficial Owner	of Beneficial Ownership	Class
FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109	100,895,420 (1)	6.43%
____________________

(1)	98,576,947 of these shares are owned by Fidelity Management & Research Company; 25,955 of these shares are owned by Strategic Advisers, Inc.; 1,524,291 of these shares are owned by Pyramis Global Advisors Trust Company and 768,227 of these shares are owned by Fidelity International Limited which are subsidiaries of FMR Corp. Edward C. Johnson 3d, the chairman of FMR Corp, and FMR Corp. have sole investment power and sole voting power with respect to 100,101,238 of such shares. Fidelity International Limited has sole investment power with respect to 768,227 of such shares and sole voting power with respect to 731,027 of such shares.

(b)	The number of shares of Corning Common Stock owned by the directors and nominees for directors, by the chief executive officer, the chief financial officer and the three other most highly compensated executive officers (the “Named Executive Officers”) and by all directors and executive officers as a group, as of December 31, 2006, is as follows:

	Amount
	and Nature		Percent
	of Beneficial		of
Name	Ownership(1)(2)(3)		Class(7)
Directors
John S. Brown	133,006	(4)	—
Robert F. Cummings, Jr.	50,412	(4)	—
Gordon Gund	3,112,719	(4)	—
John M. Hennessy	359,484	(4)	—
James R. Houghton	3,645,931	(4) (5)	—
Jeremy R. Knowles	47,559		—
James J. O’Connor	135,824	(4)	—
Deborah D. Rieman	91,809		—
H. Onno Ruding	103,699	(4)	—
Eugene Sit	42,074	(4)	—
William D. Smithburg	167,006	(4)	—
Hansel E. Tookes II	85,609	(4)	—
Padmasree Warrior	3,920		—
Named Executive Officers
(*also serve as directors)
Wendell P. Weeks*	5,448,005		—
James B. Flaws*	2,678,622		—
Kirk P. Gregg	2,268,083		—
Dr. Joseph A. Miller	894,703		—
Peter F. Volanakis*	3,277,389		—
All Directors and Executive Officers as a Group (28 persons)	28,306,128	(6)	1.8%

(1)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Brown, Cummings, Gund, Hennessy, Houghton, Knowles, O’Connor, Ruding, Sit, Smithburg, Tookes, Weeks, Flaws, Gregg, Miller and Volanakis and Mses. Rieman and Warrior have the right to purchase 57,380; 0; 57,380; 57,380; 3,201,310; 29,720; 14,928; 55,270; 9,494; 57,380; 53,020; 4,668,195; 2,145,373; 1,891,645; 555,500; 2,685,381; 55,270 and 1,770 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 20,179,071 such shares.

(2)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for Non-Employee Directors.

(3)	Includes shares of Common Stock held by J. P. Morgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of Common Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Weeks, Flaws, Gregg, Miller and Volanakis, and all directors and executive officers as a group the equivalent of 10,506; 15,424; 8,785; 3,567; 0 and 82,884 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 31,863,447 shares of Common Stock (being 2.03% of the Class).

(4)	Messrs. Brown, Cummings, Gund, Hennessy, Houghton, O’Connor, Ruding, Sit, Smithburg and Tookes have credited to their accounts the equivalent of 49,686; 1,438; 83,091; 89,530; 1,705; 85,223; 19,532; 15,130; 110,077 and 36,200 shares, respectively, of Common Stock in phantom form under Corning’s Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash.

(5)	Includes 288,396 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton, as income beneficiary. Does not include 2,878,183 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members. 20,000 of these shares are pledged as security.

(6)	Does not include 709,060 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7)	Unless otherwise indicated, does not exceed 1% of the Class of Common Stock. As of December 31, 2006, all directors and executive officers as a group pledged 20,000 such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the SEC and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

     To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

Compensation Discussion and Analysis

     The Compensation Committee of the Board of Directors (the “Committee”), composed entirely of outside directors, is responsible to the Board of Directors and to our shareholders for executive compensation at Corning (“we”, “us”, “Corning” or the “Company”). The Compensation Committee sets the principles outlined in the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for executive officers) and reports their actions to the Board of Directors for review and, as necessary, approval.

     This Compensation Discussion and Analysis (“CD&A”) describes:

  how and why the Committee establishes executive compensation at Corning;

  the objectives of the various compensation programs; and

  how performance metrics are selected and evaluated for the various performance-based variable compensation programs.

     After a short introduction entitled “Setting the Context For Compensation Philosophy”, this CD&A has been prepared in a Question and Answer format in order to more easily address the following key questions:

1.	What are the philosophy and objectives behind the Company’s compensation programs?

2.	What is each element of compensation?

3.	Why does the Company choose to pay each element?

4.	What is the compensation program designed to reward?

5.	How does the Company determine the amount (and when applicable, the formula) for each element?

6.	How does each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding the other elements?

7.	Are there any anticipated changes in compensation practices that the Company intends to implement prospectively?

8.	What are the Company’s stock option grant practices?

Setting the Context for Compensation Philosophy

     We believe setting the context for compensation philosophy is critical in understanding how executive compensation is designed and administered at Corning. Within this CD&A, the reader will be referred to this section for a better understanding of the executive compensation program. As used in this CD&A:

  The “Named Executive Officers” are the five officers of the Company listed in this proxy.

  The “Officer Group” is a group of approximately 50 corporate officers, assistant officers and other senior executives. All of the Named Executive Officers are part of the Officer Group.

  The “Executive Group” is a group of approximately the top 200 employees (in terms of responsibility and pay) in the Company. All of the Named Executive Officers and members of the Officer Group are members of the Executive Group.
  Institutional Heritage and Strategic Framework: Corning is one of a handful of U.S. companies that has been in existence for over 150 years. We believe that our heritage and long-term success are due to our approach to the management and development of one of our most key resources: our people. In addition, our strength in technology and process innovation is and will continue to be vital to our growth. Management and our Board of Directors have agreed to a Strategic Framework, supported by Annual Operating Priorities that set the management operating agenda each year.
  Strategic Framework: The Strategic Framework is based on the following key principles:
  We need to grow – we will do this through global innovation;

  We also need financial stability and balance in order to be able to successfully manage through the volatility that is inherent in growing through innovation.

     Corning has frequently had long development cycles for major new technology innovations. Development can often take 10 to 20 years before new technology becomes a major operating business (such as optical fiber, automotive substrates and glass substrates for liquid crystal displays). Patient investment over many years, a continuity of people, and a collaborative culture of working together with people across varied businesses are important ingredients in our long-term success.

     Our historical investments in Research Development & Engineering show our strong commitment to innovation and building long-term value by bringing new ideas to market, sometimes far into the future. This means that our management must constantly balance what is good for us today versus what is good for us tomorrow, thereby protecting the heritage of our 150+ year old institution and building long-term value.

  Annual Operating Priorities: The Annual Operating Priorities define the key annual objectives necessary to achieve our plan. In 2006, they were:
  Protect financial health;

  Improve profitability;

  Invest in the future; and

  Live the values.

     These annual objectives are measured and monitored by looking at performance metrics (such as adjusted net income), financial stability metrics (such as cashflow and investment grade ratings), and progress towards advancing the innovation portfolio.

1. What are the philosophy and objectives behind the Company’s compensation programs?

Executive Compensation Philosophy—General Objectives

     Keeping in mind the context above, the goal of the Company’s compensation program is to provide motivational and competitive compensation offerings to ensure our success in attracting, developing and retaining our key executive, managerial and technical talent within Corning’s current staff and operating units. Having the right talent is critical to supporting and achieving the Annual Operating Priorities.

     The Committee believes that executive compensation should be based on objective measures of performance at the individual, business unit and corporate (i.e. company-wide) levels, with the variable compensation opportunities of the Named Executive Officers based solely on corporate financial performance.

Compensation Strategy—Key Principles

     The Committee’s basic strategic compensation principles are as follows:

  Compensation Should Encourage a Team-based Approach to Management: Given the experience and skills of the current non-CEO Named Executive Officers, the total direct compensation (base salary + cash bonuses + long-term incentives) for the non-CEO Named Executive Officers is deliberately positioned closer to the CEO than at other benchmark companies. The Committee believes this incents a collaborative culture and decision-sharing approach of the senior management team. In addition, the Company provides equity based incentives to over 30% of its global salaried workforce and annual cash bonus incentives to almost 100% of the global workforce to encourage this team-based environment.

  The annual cash bonus opportunities for the Named Executive Officers are based 100% on corporate financial performance. Corporate financial performance goals are also contained in the other annual cash bonus plans of all other eligible employees. This common focus on corporate financial performance is one way we drive performance and collaboration across each business and function for the benefit of the whole Company.

  Executive Pay Should Be in Line with External Benchmarks: The Committee reviews each element of the compensation program and total compensation opportunities for the Named Executive Officers against market surveys and proxy data obtained from several compensation consulting firms. The Company currently participates in and uses three general executive compensation surveys to benchmark its Executive Group positions:
  Mercer 2006 S&P 500 Executive Survey;

  2006 Buck (iQuantic) Executive Survey;

  2006 Radford Executive Survey.

Given our diversified businesses, the history of unique innovations behind our product offerings, and the global nature of our operations, we lack any pure peer companies against which the Committee is able to benchmark. As a result, in addition to the three general surveys, we also use proxy data obtained from service providers, such as Equilar, Inc., to review the actual compensation levels for the Named Executive Officers in a variety of manufacturing and service industries that are similar in size or have similar financial characteristics (looking at many factors such as revenues, net income, number of employees, market capitalization) to the Company (the “Comparison Companies”).

Part of Corning’s success is derived from its investments in several equity companies. For example, Corning’s share of the revenues from these equity companies ($4.0 billion) is not consolidated into Corning’s net sales. However, Corning’s share of the equity earnings from these companies is included in Corning’s net income. Thus, net sales alone do not completely reflect the size and complexity of Corning when compared to other companies.

In developing the general list of Comparison Companies for the 2006 Committee review, the Company identified approximately 40 publicly traded manufacturing and service companies (which companies are listed in Appendix 1 attached to this CD&A) that met the following general screening criteria:

• revenues in the range of $3.5 billion to $9.5 billion and median revenues of approximately $7 billion;

• more than 15,000 employees; and

• market capitalizations above $7 billion.

In arriving at the list of 40 companies we excluded all companies in markedly different industries from Corning such as banking, financial services, airlines, railroads and retail.

We note that some external governance rating organizations compare Corning’s executive compensation levels to other companies with the same or similar Standard & Poor’s Global Industry Classification Standard (GICS) codes. Many of these companies within this list of ten to fifteen companies are significantly smaller than Corning based on various financial metrics (e.g. many of the companies in the list have revenues significantly below $2 billion, total number of employees below 8,000, net income below $100 million and market capitalizations below $5 billion). The Committee does not believe that they are all meaningful for benchmarking executive compensation.
  Compensation Should Relate to Performance: Executive compensation will reward performance and contribution to both short-term and long-term financial performance and shareholder value. The key corporate financial performance metrics utilized in 2006 for Company incentive plans (discussed in greater detail under “Performance Metrics” in question 4 of this CD&A) are adjusted Net Income, adjusted Earnings Per Share (“Adjusted EPS”) and Operating Cashflow.

  Incentive Compensation Should Be a Greater Part of Total Compensation For More Senior Positions: As employees assume greater responsibilities and have the opportunity to enhance Company performance and create more shareholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long and short-term nature) which is contingent on achieving objectives producing improvement in business and/or corporate performance.

  The Interests of our Executive Group Should Be Aligned with Shareholders: We use stock option and performance share grants to align the long-term interests of our Executive Group with those of shareholders. We balance the use of performance shares linked to corporate financial performance metrics with the use of stock options, the value of which is derived from improving the share price.

  Corning Executives Should Own Stock: We believe stock ownership fosters commitment to long-term shareholder value. While not setting explicit dollar or share ownership guidelines for our Executive Group, the Committee annually reviews the stock holdings of at least 20 members of the Officer Group (including all of the Named Executive Officers) to ensure that such executives retain meaningful ownership of Corning stock. When this review was last conducted in April 2006, the Named Executive Officers had actual and phantom holdings (e.g. amounts invested in a Corning stock bookkeeping account through nonqualified deferred compensation plans) in Corning stock of at least 10 times their annual base salary which is well above the average benchmarked ranges of two to five times base salary for similarly situated named executive officers at other companies. Given these significant stock holdings, no new stock ownership policies or procedures were proposed for action in 2006. The next such review will take place in April 2007.

We have established a policy that no member of the Officer Group or director may sell or buy publicly traded options on Corning securities, nor trade in any Corning stock derivatives. In addition, these individuals may not engage in transactions in which he or she may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” as well as “put” and “call” options.

Compensation Deductibility

     As a matter of practice, the Committee intends to set performance-based goals annually under the Company’s various variable compensation plans and to deduct compensation paid under these Plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Committee may conclude that paying non-deductible compensation is consistent with our shareholder’s best interests for certain events. Corning’s current performance-based incentive plans (including the annual cash bonuses paid under the Performance Incentive Plan and stock options and performance shares awarded under the Corporate Performance Plan) are operated in compliance with Section 162(m) to ensure that compensation paid under those programs is deductible.

Accounting Treatment

     In designing our total compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet our needs and the needs of our employees.

Role of the Compensation Committee

     The role and responsibilities of the Committee are defined in the Committee Charter (refer to Appendix “B” attached to this Proxy statement and summarized on page 10 of the Proxy Statement).

     It is our practice that any and all compensation decisions affecting the Officer Group must be reviewed and approved by the Committee. In addition, each year the Committee engages an independent outside executive compensation consultant to conduct a review of items such as the following:

a)	the Company’s executive compensation policies, practices and designs;

b)	the mix of pay and total compensation levels established for the Executive Group compared to external benchmarks; and

c)	developing market trends.

     The Committee selected Hewitt Associates as their independent consultant. This selection was made without the input or influence of management. The independent consultant provides no other compensation or benefit consulting services to the Company.

Role of Executive Management in the Executive Compensation Process

     Corning’s Senior Vice President, Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Legal and Finance departments, is responsible for administering executive compensation.

     The Senior Vice President, Global Compensation and Benefits discusses with the Committee significant proposals or topics impacting executive compensation at the Company. Committee members review and adjust the proposals before approving and presenting final recommendations to the Board of Directors for review and, as necessary, approval. For example, any changes to the total compensation affecting the Executive Group or any significant changes in plan design or features are reviewed before the Committee meeting with one or more members of the Committee. After adjusting for any comments from Committee members, the proposed compensation actions are reviewed, discussed and approved by the Committee at one of its regularly scheduled meetings before being reported to the Board of Directors.

     Our Chief Executive Officer and our Executive Vice President and Chief Administrative Officer are invited to attend Committee meetings, although they leave the room during discussions and deliberations of individual compensation actions affecting them personally. Our Vice Chairman and Chief Financial Officer has not attended Committee meetings. Effective with the October 2006 Committee meeting, he is provided with a copy of the Committee meeting materials that are mailed in advance to all Committee members as well as a copy of the minutes prepared after the meeting.

2. What is each element of compensation? and

3. Why does the Company choose to pay each element?

     For the Named Executive Officers, approximately 80% of the annual targeted total direct compensation package is variable pay (both annual cash bonus and long-term incentives) that is based on financial performance and shareholder returns. The specific elements of the total compensation package for the Named Executive Officers are described below.

Executive Compensation Program Design – Mix of Pay

     The elements of our executive compensation program are:

  Base salary;

  Annual cash bonuses (the two cash bonus plans are referred to as the “Performance Incentive Plan” and “GoalSharing”);

  The “Corporate Performance Plan” which consists of performance shares linked to corporate financial performance and stock options;

  Limited (not annual) grants of time-based restricted stock to meet specific needs; and

  Employee benefits and perquisites.

     Each element of the executive compensation program is important.

  Base Salary: We pay a competitive base salary as the Committee does not believe that 100% of an executive’s total compensation package should be at risk. We adjusted the base salaries of the Named Executive Officers effective January 1, 2006. As there were no significant changes in roles for the Named Executive Officers in 2006, each Named Executive Officer received an increase of approximately 4%, which was equal to Corning’s general salary increase budget for U.S. salaried employees in 2006.
  Performance Incentive Plan: Each year, the Committee reviews and approves an annual cash bonus target for each member of the Executive Group (as a percentage of the executive’s base salary) under the Company’s Performance Incentive Plan. Annual bonus targets for the Named Executive Officers range from 75% to 100% of base salary for each Named Executive Officer (refer to Footnote (5) to the Summary Compensation Table on page 33). The Named Executive Officers may earn from 0% to 200% of their individual target depending on actual corporate financial performance compared to the goals established for the plan. For additional discussion  of corporate financial performance, please see question 4 of this CD&A. Amounts earned under this plan are combined with the GoalSharing (as described below) bonus and reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

     Individual cash bonus targets are determined by looking at (1) external equity by referring to the total cash opportunities in various external executive compensation surveys for individuals with similar roles and (2) internal equity within the Company based on a subjective determination that considers factors such as the scope of responsibility, experience, skills and sustained results an executive delivers over time. An independent consultant hired by the Committee assists in this review of the total compensation for the Named Executive Officers and members of the Officer Group.

     In addition to the Named Executive Officers, the Executive Group and over 3,000 non-executive employees are eligible for awards earned under the Performance Incentive Plan with 50% of the plan opportunity based on corporate financial performance, thus providing a strong and consistent linkage to corporate financial and strategic priorities across the Company.

  GoalSharing Plan: Almost all of our global hourly and salaried employees are eligible to participate in an annual GoalSharing Plan, a variable pay plan which generally provides eligible employees an opportunity to earn from 0% to 10% of their annual base salary based on actual achievement compared to the various business performance objectives established annually for these plans.

     Our Named Executive Officers are also eligible for awards of 0% to 10% of base salary under this plan. This common program design provides an incentive for driving continuous improvement across all of our businesses and functions by motivating all employees to achieve the business objectives that support the Annual Operating Priorities and reinforces our team-based culture. The Named Executive Officers receive cash bonuses equal to the weighted average percentage of all payouts earned by employees under the various business and functional GoalSharing plans times the Named Executive Officer’s base salary. Amounts earned under this plan are reported along with the Performance Incentive Plan bonus in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

  Corporate Performance Plan: We award long-term equity incentives annually to the Executive Group under our Corporate Performance Plan at the December Committee meeting. These awards represent the largest component of the total pay package for the Named Executive Officers. We utilize a mix of performance shares linked to corporate financial performance (refer to “Performance Metrics” in question 4 of this CD&A) and stock options to motivate and reward long-term performance.

     For 2006, performance shares represented approximately 50% of the total targeted value of long-term incentives under the Corporate Performance Plan. Approximately 50% of the targeted value was delivered through the granting of stock options. Corning has had significant experience with this particular plan design. We believe that the balance of performance shares and stock options support the goals of improving financial performance and achieving long-term improvements in shareholder value. The targeted value of performance shares are converted to share awards at the fair market value of stock on the date of grant. Each executive may eventually earn more or less than the initial target value depending on both actual corporate financial performance and the change in stock price from the date of grant until the awards vest or the stock option vests and the executive exercises the stock option.

     Awards of performance shares may range from 0% to 150% of the target award provided to each executive based on actual annual results compared to the annual predetermined financial goals set by the Committee. Given the high level of uncertainty often associated with growing through innovation, we currently use a one-year performance period for calculating the actual number of performance shares earned under the Corporate Performance Plan. After the one-year performance period, any shares earned remain unvested for two additional years and are subject to stock price fluctuations during that time. This two-year vesting period after the shares are earned assists the Company in its goal of retaining its critical talent since the shares are subject to forfeiture provisions during the vesting period (except for terminations of employment resulting from death, disability or retirement or other exigent circumstances as determined by the Committee).

     We believe that equity incentives are preferable to cash in a long-term plan design for several reasons:

  Equity incentives are a very common form of pay in most publicly traded companies – we use these incentives to enable us to remain competitive in attracting and retaining executives to the Company;

  The ultimate value of performance shares and stock options is impacted by share price gains or losses, thus linking executive returns to the returns experienced by all shareholders during the performance and vesting periods;

  Once vested, stock options provide flexibility for the executive in deciding when to exercise the option and recognize taxable income; and

  Equity incentives provide an opportunity for executives to increase share ownership in the Company.
  Time-Based Restricted Stock: We grant time-based restricted stock (shares of restricted stock not linked to performance) sparingly for purposes of recognition or for special retention situations. The Named Executive Officers did not receive any time-based restricted stock grants in 2006.
  Employee Benefits: Our Named Executive Officers are eligible for the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, life insurance, disability and qualified retirement plans. In addition, we maintain nonqualified retirement plans with the same general plan features and benefits as our qualified retirement plans for all U.S. salaried employees affected by tax law compensation, contribution and/or deduction limits. Corning does not fund these nonqualified plans, so these accounts are held as unsecured liabilities of the Company.
  Perquisites and Other Benefits: In addition to the standard benefits available to all eligible U.S. salaried employees, the Named Executive Officers are eligible for the following additional perquisites and other benefits:
  Executive Supplemental Pension Plan (“SERP”) – We maintain a nonqualified executive supplemental pension plan for approximately 30 active members of the Officer Group including all of the Named Executive Officers. Retirement benefits are based on the participant’s cash compensation (base salary plus annual cash bonuses). Long-term incentives do not impact these retirement benefits. For additional details of the benefits and plan features of the SERP, please refer to the section entitled “Retirement Plans” in this proxy statement beginning on page 39.

  We maintain a SERP for the following reasons:
  To reward and retain the long-service individuals that are so critical to understanding and implementing Corning’s growing through innovation strategy. Most participants under the plan retire from Corning with more than 20 to 30 years of service.

  To provide a reliable and competitive retirement benefit that is independent of other forms of compensation. Given the inherent volatility of performance-based awards and equity incentives, the Company believes that providing a reliable, competitive form of retirement income (independent of other elements of compensation) to participants under this plan is consistent with its focus of balancing short and long-term interests while growing through innovation.

While we seek to maintain well funded qualified retirement plans, we do not have a practice of funding our nonqualified benefit plans. The design of the SERP was modified in late 2006. For additional details, please refer to “Retirement Plans – Supplemental Pension Plan and Executive Supplemental Pension Plan” on page 40.

  Executive Allowance Program – In 2006, we provided the Named Executive Officers with an annual executive allowance that could be used for a combination of various professional services (such as financial counseling, tax preparation, estate planning and investment advice), limited personal aircraft rights on corporate aircraft, and home security. We modified the program effective January 1, 2007 to eliminate the various professional services from the list of eligible services leaving only limited personal aircraft rights and home security services as eligible benefits under the allowance program. The Named Executive Officer is responsible for all taxes on any imputed income resulting from this program.

  We closely monitor total business and personal usage on our planes and seek to keep all personal usage at a low percentage of total usage. The Committee believes that a well-managed program of limited personal aircraft rights, especially given the limited commercial flight options available in the Corning, New York area, provides an extremely important benefit at a reasonable cost to the Company. The Committee believes this helps Corning attract and retain its senior executive talent while also enabling our Named Executive Officers to continue to conveniently and safely conduct and discuss business operations even while traveling for personal reasons. For additional details, refer to the footnote relating to “All Other Compensation” included with the Summary Compensation Table.

  Executive Severance Agreement – We have entered into severance agreements with each Named Executive Officer. The severance agreements are designed to provide clarity for both the Company and the executive if the executive is fired. By having an agreement in place, we intend to avoid the uncertainty, negotiations and potential litigation that may otherwise occur at the time of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers” beginning on page 42.

  Executive Change-in-Control Agreement – Corning has over a 150 year history as an independent company. Given the uniqueness of Corning, including the importance of understanding our technology and processes, the Committee believes that it is in the best interests of shareholders, employees and the communities in which the Company operates to ensure an orderly process if a change-in-control of the Company were to occur. The Committee believes that it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change-in-control of the Company. We have thus provided each Named Executive Officer with change-in-control agreements (separate from the severance agreements described above). The change-in-control agreements have a double trigger severance provision (i.e. the executive’s employment must be terminated following a change-in-control) and a golden parachute excise tax gross-up provision. Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers” beginning on page 42.

     Effective for all executive severance agreements and executive change-in-control agreements entered into after July 21, 2004, the Committee and the Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers had pre-existing severance and change-in-control agreements that were executed prior to July 21, 2004 and are thus not affected by this Overall Limit.

4. What is the compensation program designed to reward?

     Over the longer-term, we seek to sustain and improve the Company’s financial performance (e.g. profitability, cashflow). However, we recognize that growing through innovation is not always precisely predictable so there may be individual years where our growth rate is anticipated to slow down, flatten or even fall. Our performance-based variable compensation programs reward financial performance compared to the budget established for the year. Setting goals in any one year requires management and Committee judgment. These goals (and the approved adjustments from reported earnings as described below) are approved by the Committee and communicated to plan participants in February of each year.

     Corning’s annual goals are set at the conclusion of the budget process each year. In June of each year, Corning’s senior management reviews all of the long-range plans of each business unit as well as a consolidation of those plans into the long-range plan for the Company. Preliminary goals for the next year’s plan are set based on management’s judgment after considering the risks and variability embedded in the underlying business unit plans, economic trends related to the business and overall economy, anticipated plan performance versus our strategic financial performance goals and external expectations for our performance.

     In November of each year, Corning’s senior management reviews the annual budgets submitted for each business against the preliminary goals set in June and sets the overall budget for the Company for the following year. That budget is presented to the Board of Directors in December for their discussion and approval of the capital spending plan. In early February, the Committee receives management’s recommendations for the compensation plan performance metrics and sets the final targets for the year.

Performance Metrics

  Performance Incentive Plan: For 2006, the performance goal on which annual cash bonuses for the Named Executive Officers was based for the Performance Incentive Plan was Adjusted Net Profit After Tax. The adjustments to reported earnings to arrive at Adjusted Net Profit After Tax in 2006 were similar to the adjustments in 2004 and 2005. These adjustments are made in order to eliminate the potential windfall or penalty for non-recurring (and often non-cash) charges and gains. This allows the employees and executives of the Company to focus on improving operational performance while taking the appropriate special actions whenever necessary to benefit the Company and its shareholders.

     For example, based upon the Committee’s review and approval at the beginning of the year, the following special items were excluded from the Adjusted Net Profit After Tax calculation for 2006:

  One-time gains or charges from execution of financing activities (e.g. issuances or retirement of debt or equity);

  Impact of Pittsburgh Corning proposed settlement;

  Impact from discontinued operations;

  Restructuring and impairment charges and credits;

  Bankruptcy-related gains or charges at Dow Corning;

  Impact of accounting changes that caused a variance from budget; and

  Impact of the provision or reversal of valuation allowances against deferred tax assets.

     The range of 2006 Performance Incentive Plan goals were established with the following considerations:

  Minimum goal (0%) established by applying judgment based on both the 2005 actual results and the 2006 budget. If Adjusted Net Profit After Tax did not exceed this goal in 2006, the Named Executive Officers would receive nothing (0%) under the Performance Incentive Plan.

  Target goal (100%) established at 2006 adjusted budget for Net Profit After Tax. The adjusted budget number for 2006 was established as a 25% improvement over the minimum goal. If Adjusted Net Profit After Tax met this goal for 2006, the Named Executive Officers would receive 100% of their target award under the Performance Incentive Plan.

  Maximum goal (200% of target) established at a further 13.3% improvement to the target goal for 2006. If Adjusted Net Profit After Tax met this goal for 2006, the Named Executive Officers would receive 200% of their target award under the Performance Incentive Plan.

The actual scale of Adjusted Net Profit After Tax used in 2006 was as follows:

	Adjusted NPAT
	(in millions)	PIP Payout
	$1,700	200%
	$1,625	150%
	$1,575	110%
TARGET	$1,500	100%
	$1,425	90%
	$1,325	50%
	$1,200	0%

     Actual results for 2006 exceeded the 200% maximum level under the Plan.

  Performance Share Awards: For 2006, performance share awards under the Corporate Performance Plan were based upon two equally weighted goals: (1) adjusted EPS and (2) Operating Cashflow. Adjusted EPS is earnings per share excluding the special items discussed above for Adjusted Net Profit After Tax. The minimum, target, and maximum levels for Adjusted EPS and Operating Cashflow were as follows:
			Operating
		Performance Shares	Cashflow
	Adjusted EPS	Payout	(in millions)
	$1.078	150%	$1,640
	$1.030	125%	$1,590
	$0.998	105%	$1,550
TARGET	$0.951	100%	$1,540
	$0.903	90%	$1,510
	$0.840	50%	$1,450
	$0.761	0%	$1,375

     Operating cashflow was added as the second performance metric starting in 2005 at the request of the Committee. The Committee felt that it was important to the long-term success of the Company to focus attention on generating cash in addition to improving Adjusted EPS. Both the Company and the Committee believe that these metrics are appropriate for motivating and rewarding behavior that leads to improvement in operating performance and focus on total Company results.

     Actual results for 2006 exceed the 150% level for both Adjusted EPS and Operating Cashflow under the Plan.

5. How does the Company determine the amount (and when applicable, the formula) for each element?

Establishing Executive Compensation

     The Committee considers many factors in establishing executive compensation. Such factors include professional experience (including, for senior executive positions, a thorough understanding of Corning’s innovation process), sustained performance over time (under both positive and negative business cycles), ability to take on additional future responsibility, uniqueness of skill or difficulty to replace and the relative importance and contribution of the individual in delivering Corning’s corporate, business and functional priorities.

     We and the Committee also refer to executive compensation survey data to gauge the external market for pay practices and pay levels. In establishing total compensation levels for each Named Executive Officer, the Committee exercises judgment in balancing this external data against Corning’s internal objectives.

Benchmarking Executive Compensation

     In establishing competitive executive pay levels, we generally seek to position CEO total cash compensation (at target) and CEO total direct compensation (at target) around the median of the market looking at all of the various survey sources Corning uses. However, as stated in the “Setting the Context For Compensation Philosophy” section of this CD&A, the Committee also considers other factors in setting the CEO’s pay including individual performance, ability to meet strategic objectives and long-term investment and financial stability goals.

     The Committee has deliberately positioned the target annual cash compensation (base salary + cash bonuses) and the target total direct compensation (base salary + cash bonuses + long-term incentives) of the other Named Executive Officers closer to the CEO than may be the case at many other companies. As a result, the Committee finds that target total direct compensation for the remaining Named Executive Officers is generally in the “Top Quartile” of the survey sources used by the Committee as external benchmarks. However, the Committee believes this positioning is appropriate based upon the experience, skills, collaborative style of leadership and performance of these current Named Executive Officers.

     Given our use of performance-based compensation (annual cash bonuses and performance shares), actual pay positioning in any year may be above or below this initial targeted position depending on actual performance compared to the established objectives. The value derived from vested stock options depends on the increase in Corning’s stock price, if any, from the date of grant to the date of exercise by the executive.

6. How do each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding the other elements?

     Different elements of the total pay package serve different objectives. A competitive base salary and benefits package is designed to attract and retain employees by providing them with a stable source of income and security over time. Annual cash bonuses are variable and designed to motivate and reward executives or employees who make a positive impact on the individual, business and corporate Annual Operating Priorities for the year. For more information about Annual Operating Priorities, please refer to “Setting the Context For Compensation Philosophy” in this CD&A. Long-term incentives are also variable and linked directly to improvements in overall corporate financial performance. The use of equity compensation (performance shares and stock options) supports the objectives of encouraging stock ownership and sharing in both the positive and negative stock price returns experienced by other shareholders.

     In developing annual cash bonus plans and grants of equity compensation, the Committee looks to deliver a market-competitive pay package each year. We historically have had poor performance years with zero bonus payments and underwater stock options that never realized any value, as well as strong performance years with above target bonus payouts and opportunities for wealth accumulation through equity incentives. Given the volatility in Corning’s stock price over many years, the Committee does not believe it is appropriate to take into account current stock holdings or past compensation in establishing pay for the coming year.

7. Are there any anticipated changes in compensation practices that the Company intends to implement prospectively?

     The basic compensation objectives, plan designs and features have been in place for several years. At the current time, we do not anticipate making significant changes to our total executive compensation program in 2007. However, on December 6, 2006, the Committee modified the Executive Allowance Program, effective January 1, 2007, to eliminate payments for professional services (e.g. financial counseling, tax preparation, investment/estate planning) for the Named Executive Officers. Eligible benefits under the 2007 program are limited to personal aircraft rights and home security costs for the Named Executive Officers.

8. What are the Company’s stock option grant practices?

     The Committee approves at its normally scheduled meetings 100% of stock options awarded to the Officer Group and almost all stock options awarded to employees. In 2006, approximately 6% of the total stock options awarded to employees were “reload” options that are granted in accordance with the provisions of stock options awarded prior to February 28, 2003. The reload feature was no longer included in grants of stock options made on or after February 28, 2003. Please refer to footnote 1 associated with the “Option Exercise and Shares Vested” table.

     The Committee has delegated limited authority to Corning’s Executive Vice President and Chief Administrative Officer to make the following limited grants of stock options and/or restricted stock:

  Stock option grants to some new-hire non-executive employees are awarded on the first business day of the month following their date of hire, at the closing price in effect on that grant date. There were a total of 20,000 stock options awarded to new hire employees under this process in 2006.

  Stock option and/or restricted stock grants for purposes of special recognition, retention, or other reasons throughout the year. These grants require two authorized signatures and are awarded on the date the Senior Vice President, Global Compensation & Benefits and the Executive Vice President and Chief Administrative Officer sign the approval of the award (or at a fixed date in the future as specified at the time of approval). For calendar year 2006, this delegated authority was limited to 300,000 total stock options (with an individual limit of 25,000 stock options) and 100,000 total shares of restricted stock (with an individual limit of 10,000 shares).

     Actual grants approved under this limited delegated authority totaled 67,750 stock options and 38,000 restricted shares in 2006 (or less than 1.0% of all such grants awarded in 2006).

     The Executive Vice President and Chief Administrative Officer cannot make any grants to any member of the Officer Group. The Committee reviews all such grants authorized under this process at each regularly scheduled Committee meeting.

     The Committee approves at its December meeting annual awards of stock options to the Executive Group under the Corporate Performance Plan. The timing of these awards coincides with the communication of other compensation actions for these executives. For example, base salary increases awarded under the annual salary review for the Executive Group are generally effective in January of each year. Awards to the Executive Group under the Corporate Performance Plan are fixed and approved at the December Committee meeting with staggered grant dates: 50% of the total option grant awarded at the December Committee meeting, 25% of the total option grant awarded on the first day the New York Stock Exchange is open in January and 25% of the total option grant awarded on the first day the New York Stock Exchange is open in February.

     For the past five years, the Committee has staggered the grants of stock options to the Executive Group to avoid basing awards on a single grant date. This is particularly important for grants to these executives given the larger size of such grants compared to non-executive employees. The Committee believes that this practice is fair and equitable to both the Company and the Executive Group given the historical volatility of Corning’s stock price. Over the past five years, the grant date prices in January and February have been both higher and lower than the December grant date price.

     Annual grants of stock options to non-executives are generally approved and awarded at the April Committee meeting.

     We use the closing price of Corning stock on the New York Stock Exchange on the date of grant as the grant price of the stock options. This valuation method was adopted by the Committee at its October 4, 2006 meeting by amending the Company’s 2005 Employee Equity Participation Program. Before that meeting, the Company used the average of the high and low stock prices on the grant date as the grant price. This change was made to ease the administrative burdens of preparing the Company’s annual proxy report in the future by utilizing the same grant price method adopted by the SEC for its “Grants of Plan-Based Awards” table.

Appendix 1

Financial Data
All values in $MMs.

	Most Recent Fiscal Year
					Mkt.
	FY		Net	Total	Cap. FY	1 Yr	3 Yr
Company	End	Revenues	Income	Assets	End	TSR	TSR
Agilent Technologies Inc	10/05	$5,139.0	$141.0	$6,751.0	$13,724.6	27.73%	32.53%
Air Products & Chemicals Inc	09/05	$8,143.5	$711.7	$10,408.8	$12,247.0	3.70%	11.55%
Alltel Corp	12/05	$9,487.0	$1,308.5	$24,013.1	$24,562.9	9.98%	9.81%
Automatic Data Processing Inc	06/05	$8,499.1	$1,055.4	$27,615.4	$24,276.5	1.66%	0.03%
Avon Products Inc	12/05	$8,065.2	$847.6	$4,763.3	$12,744.8	-24.52%	3.87%
Baker Hughes Inc	12/05	$7,185.5	$874.4	$7,807.4	$21,881.2	43.56%	24.54%
Becton Dickinson & Co	09/05	$5,414.7	$692.3	$6,072.0	$13,017.5	2.81%	24.00%
Boc Group Plc	09/05	$8,510.4	$617.6	$8,734.4	$20,502.1	29.95%	18.19%
Boston Scientific Corp	12/05	$6,283.0	$628.0	$8,196.0	$20,095.5	-31.11%	4.83%
Ca, Inc.	03/05	$3,530.0	$13.0	$11,082.0	$15,902.9	1.19%	7.69%
Campbell Soup Co	07/05	$7,548.0	$707.0	$6,776.0	$12,614.7	23.21%	12.06%
Cooper Industries Ltd	12/05	$4,730.4	$391.1	$5,215.1	$7,525.3	9.71%	28.47%
Cox Communications Inc	12/04	$6,425.0	$(1,165.1)	$29,293.7	N/A	0.93%	-6.04%
Danaher Corp	12/05	$7,984.7	$897.8	$9,163.1	$17,223.6	-2.72%	19.43%
Dover Corp	12/05	$6,078.4	$474.5	$6,573.0	$8,435.0	-1.88%	13.24%
Ecolab Inc	12/05	$4,534.8	$319.5	$3,796.6	$9,039.6	4.28%	14.61%
Fisher Scientific International Inc	12/05	$5,579.4	$371.9	$8,430.3	$7,683.0	-0.83%	27.17%
Fortune Brands Inc	12/05	$7,061.2	$581.6	$13,201.5	$11,473.5	2.88%	20.71%
Hanson Plc	12/05	$6,755.8	$718.0	$11,775.8	$41,211.3	31.95%	38.92%
Heinz H J Co	04/05	$8,912.3	$735.8	$10,577.7	$12,786.5	-0.52%	-1.15%
Itt Industries Inc	12/05	$7,427.3	$314.4	$7,063.4	$9,671.3	22.59%	19.99%
L 3 Communications Holdings Inc	12/05	$9,444.7	$508.5	$11,909.1	$9,138.7	2.20%	18.77%
Lucent Technologies Inc	09/05	$9,441.0	$1,185.0	$16,400.0	$14,488.4	2.52%	62.31%
Micron Technology Inc	08/05	$4,880.2	$188.0	$8,006.4	$7,360.3	3.48%	-11.62%
Monsanto Co	08/05	$6,294.0	$157.0	$10,579.0	$17,140.0	76.22%	52.79%
Nabors Industries Ltd	12/05	$3,551.0	$648.7	$7,230.4	$12,283.4	47.68%	29.01%
National Oilwell Varco Inc	12/05	$4,644.5	$286.9	$6,678.5	$11,847.8	77.67%	42.13%
Newmont Mining Corp	12/05	$4,406.0	$374.0	$13,992.0	$25,629.0	21.14%	23.19%
Parker Hannifin Corp	06/05	$8,215.1	$548.0	$6,899.0	$7,421.8	5.60%	10.39%
Phelps Dodge Corp	12/05	$8,287.1	$1,556.4	$10,358.0	$15,197.4	51.77%	68.19%
Pitney Bowes Inc	12/05	$5,492.2	$526.6	$10,621.4	$9,803.4	-6.03%	12.02%
Praxair Inc	12/05	$7,656.0	$732.0	$10,491.0	$17,375.2	21.59%	23.74%
Quest Diagnostics Inc	12/05	$5,503.7	$546.3	$5,306.1	$10,183.5	8.47%	22.36%
Rockwell Automation Inc	09/05	$5,003.2	$518.4	$4,525.1	$9,476.3	38.71%	50.08%
Rohm & Haas Co	12/05	$7,994.0	$638.0	$9,727.0	$10,908.8	12.01%	16.51%
Seagate Technology	06/05	$7,553.0	$707.0	$5,244.0	$8,373.4	21.62%	N/A
Stmicroelectronics NV	12/05	$8,882.0	$266.0	$12,439.0	$16,636.3	-6.37%	-2.22%
Stryker Corp	12/05	$4,871.5	$675.2	$4,944.1	$18,100.6	-7.69%	10.03%
Thomson Corp	12/05	$8,703.0	$926.0	$19,436.0	$22,473.1	0.28%	11.75%
Weatherford International Ltd	12/05	$4,333.2	$466.2	$8,580.3	$13,397.7	41.13%	21.93%

Median		$6,908.5	$599.6	$8,657.4	$12,786.5	4.94%	18.77%
Mean		$6,711.3	$567.3	$10,266.9	$14,714.2	14.16%	20.15%
25th Percentile		$5,105.1	$373.5	$6,732.9	$9,737.3	0.77%	10.21%
75th Percentile		$8,161.4	$721.5	$11,255.5	$17,299.4	24.34%	25.85%
90th Percentile		$8,885.0	$938.9	$16,703.6	$22,833.8	43.97%	43.72%
Minimum		$3,530.0	$(1,165.1)	$3,796.6	$7,360.3	-31.11%	-11.62%
Maximum		$9,487.0	$1,556.4	$29,293.7	$41,211.3	77.67%	68.19%

Corning Inc	12/05	$4,579.0	$585.0	$11,175.0	$30,997.0	67.04%	81.10%

Compensation Committee Report

     We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

The Compensation Committee:
James J. O’Connor, Chairman
John S. Brown
Gordon Gund
William D. Smithburg

Executive Compensation

     The following tables and charts show for 2006 the compensation paid by Corning to its chief executive officer, chief financial officer and the three other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000. Based on the fair value of equity awards granted to Named Executive Officers in 2006 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 13% to 20% of the total direct target compensation of the Named Executive Officers while incentive compensation accounted for approximately 77% to 80% of the total direct target compensation of the Named Executive Officers.

Summary Compensation Table

(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)	(g)(5)	(h)(6)	(i)(7)	(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
					Option	Incentive Plan	Compensation	All
Name and	Year	Salary	Bonus	Stock Awards	Awards	Compensation	Earnings	Other	Total
Principal Position	($)	($)	($)	($)	($)	($)	($)	Compensation	($)
Wendell P. Weeks	2006	$952,000	$—	$2,618,216	$2,543,438	$1,972,068	$3,024,680	$178,492	$11,288,894
President And Chief
Executive Officer

James B. Flaws	2006	759,000	—	1,795,338	2,075,474 (4)	1,268,669	2,148,228	218,448	8,265,157
Vice Chairman And
Chief Financial
Officer

Kirk P. Gregg	2006	535,000	—	1,189,361	1,367,808	840,753	1,475,708	139,122	5,547,752
Executive Vice President
And Chief Administrative
Officer

Dr. Joseph A. Miller	2006	563,000	—	1,244,606	1,577,505 (4)	884,755	599,474	111,337	4,980,677
Executive Vice President
And Chief Technology
Officer

Peter F. Volanakis	2006	780,000	—	1,795,274	1,827,295	1,381,770	3,671,800	186,175	9,642,314
Chief Operating Officer

(1)	Each of the Named Executive Officers received a regularly scheduled salary increase of approximately 4% effective January 1, 2006.

(2)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards of restricted stock and performance shares granted pursuant to the Corning Corporate Performance Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. There can be no assurance that the FAS 123(R) amounts will ever be realized.

(3)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of stock option awards and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. There can be no assurance that the FAS 123(R) amounts will ever be realized.

(4)

Because Messsrs. Flaws and Miller are eligible for retirement based on their age and years of service with the Company and their options will automatically vest upon retirement, the Company expenses the full value of their options upon grant for purposes of FAS 123(R).

(5)

All of the annual cash bonuses paid to the Named Executive Officers are performance-based. Cash bonuses are paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan. Awards earned under the 2006 GoalSharing plan were 7.15% of each Named Executive Officer’s year-end base salary and were paid in February 2007. Awards earned under the 2006 Performance Incentive Plan were based on actual corporate performance compared to the Adjusted Net Profit After Tax goals established for the plans in February 2006. As a result of actual performance, each of the Named Executive Officers earned Performance Incentive Plan awards equal to 200% of their annual target bonus opportunities (established as a percentage of annual base salary). Cash awards earned under the Performance Incentive Plan for 2006 will be paid in March 2007. The following table indicates awards earned under the Goalsharing Plan and the Performance Incentive Plan:

			Actual 2006 PIP		2006	2006
	Base	2006 PIP	Performance	2006 PIP	GoalSharing	GoalSharing
Name	Salary	Target %	Results %	$ Award	Performance	$ Award
Wendell P. Weeks	$952,000	100%	200%	$1,904,000	7.15%	$68,068

James B. Flaws	759,000	80%	200%	1,214,400	7.15%	54,269

Kirk P. Gregg	535,000	75%	200%	802,500	7.15%	38,253

Joseph A. Miller, Jr.	563,000	75%	200%	844,500	7.15%	40,255

Peter F. Volanakis	780,000	85%	200%	1,326,000	7.15%	55,770

(6)

The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

     Column (h) also is used to report the amount of above market earnings on compensation that is deferred under the nonqualified deferred compensation plans. Corning does not have any above market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan.

(7)

The following table shows “All Other Compensation” including amounts provided to the Named Executive Officers under the 2006 Executive Allowance Program. On January 1, 2007, tax preparation, financial counseling and other professional services were no longer eligible for payment for the Named Executive Officers under the Executive Allowance Program. Personal aircraft rights and home security are the only eligible services for the Named Executive Officers under the 2007 Executive Allowance Program. The value of the personal aircraft rights in the table below was calculated using the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs. The fixed costs that do not change based on usage, such as pilot salaries, hanger expense and general taxes and insurance are excluded. The values for tax preparation/financial counseling and other perquisites reflect the costs incurred by the Named Executive Officer and reimbursed by the Company or the cost attributable to the perquisite.

				Tax
				Preparation/
	Company			Financial
	Match	Company		Counseling
	on	Match on	Value of	(Including
	Qualified	Supplemental	Personal	Investment	Other
	401(k)	Investment	Aircraft	and Estate	Perquisites
Name	Plan	Plan	Rights	Planning)	(i)	TOTALS
Wendell P. Weeks	$10,554	$ 39,072	$41,820	$81,015	$6,031	$178,492

James B. Flaws	13,585	108,572	63,960	25,415	$6,916	218,448

Kirk P. Gregg	6,667	47,017	47,355	33,895	$4,188	139,122

Joseph A. Miller, Jr.	8,800	16,890	47,919	31,000	$6,728	111,337

Peter F. Volanakis	8,955	93,616	42,538	34,082	$6,984	186,175

(i)     The amounts include:

  cost attributable to home security;
  cost attributable to executive physicals; and
  cost attributable to service awards.

Grants of Plan-Based Awards

     The table discloses the actual number of stock options and restricted stock awards granted and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity and equity compensation plans. There can be no assurance that the Grant Date Fair Value of Stock and Stock Option Awards will ever be realized.

			Estimated Future			Estimated Future
			Payouts Under Non-Equity			Payouts Under Equity
			Incentive Plan Awards			Incentive Plan Awards
(a)	(b)	(c)	(d)(1)	(e)(1)	(f)(1)	(g)(2)	(h)(2)	(i)(2)	(j)	(k)	(l)	(m)	(n)
									All
									Other
									Stock	All Other			Grant
									Awards:	Option			Date
									Number	Awards:	Exercise	Closing	Fair
									of	Number of	or Base	Market	Value
									Shares	Securities	Price of	Price on	of Stock
		Date of							of Stock	Underlying	Option	Date	and
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	of	Option
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Grant	Awards
Wendell P. Weeks	n/a		$0	$952,000	$1,904,000
	n/a		0	47,600	95,200
	01/02/06	12/07/05							—	80,750	$19.68	$19.66	$632,273
	02/01/06	12/07/05							—	80,750	24.72	25.05	735,633
	12/06/06	12/06/06							—	136,500	21.89	21.89	1,063,335
	12/06/06	12/06/06				0	123,000	184,500					2,692,470

James B. Flaws	n/a		0	607,200	1,214,400
	n/a		0	37,950	75,900
	01/02/06	12/07/05							—	38,500	19.68	19.66	301,455
	02/01/06	12/07/05							—	38,500	24.72	25.05	350,735
	12/06/06	12/06/06							—	66,000	21.89	21.89	514,140
	12/06/06	12/06/06				0	60,000	90,000	—				1,313,400

Kirk P. Gregg	n/a		0	401,250	802,500
	n/a		0	26,750	53,500
	01/02/06	12/07/05							—	29,250	19.68	19.66	229,028
	02/01/06	12/07/05							—	29,250	24.72	25.05	266,468
	08/07/06	N/A(3)							—	20,396	18.32	18.53	171,938
	10/27/06	N/A(3)							—	14,520	20.59	20.59	98,881
	11/03/06	N/A(3)							—	16,495	20.51	20.51	110,187
	12/06/06	12/06/06							—	48,000	21.89	21.89	373,920
	12/06/06	12/06/06				0	44,000	66,000					963,160

Joseph A. Miller, Jr.	n/a		0	422,250	844,500
	n/a		0	28,150	56,300
	01/02/06	12/07/05							—	29,250	19.68	19.66	229,028
	02/01/06	12/07/05							—	29,250	24.72	25.05	266,468
	12/06/06	12/06/06							—	55,500	21.89	21.89	432,345
	12/06/06	12/06/06				0	49,000	73,500					1,072,610

Peter F. Volanakis	n/a		0	663,000	1,326,000
	n/a		0	39,000	78,000
	01/02/06	12/07/05							—	55,500	19.68	19.66	434,565
	02/01/06	12/07/05							—	55,500	24.72	25.05	505,605
	12/06/06	12/06/06							—	96,000	21.89	21.89	747,840
	12/06/06	12/06/06				0	86,000	129,000					1,882,540

(1)

The amounts shown in columns (d), (e) and (f) reflect the payment levels under the Company’s 2006 Performance Incentive Plan and 2006 GoalSharing Plan. Opportunities under these plans are cash payments. If the threshold level of performance is not met then payout will be 0%. If the target amount of performance is met then payout is 100% of the target award. If the maximum level of performance is met then payout is 200% of the target award. These amounts are based on the individual’s 2006 year end salary.

(2)

The amounts shown in columns (g), (h) and (i) reflect the range of award levels for performance shares under the Company’s 2007 Corporate Performance Plan. Opportunities under this plan are shares of Corning stock. If the threshold level of performance is not met then payout will be 0%. If the target amount of performance is met then payout is 100% of the target award. If the maximum level of performance is met then payout is 150% of the target award.

(3)

Stock option grants to Mr. Gregg on these dates are reload stock options allowable under the Corning plan for stock option awards prior to February 28, 2003. Please see footnote (1) under the “Option Exercises and Stock Vested” table on page 39.

Outstanding Equity Awards at Fiscal Year-End

     The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006. A significant number of the stock options listed for Messrs. Weeks, Flaws, Gregg and Volanakis have exercise prices above $30 per share and are therefore significantly underwater compared to the year-end market value of Corning stock. The table also shows unvested restricted stock awards assuming a market value of $18.71 a share (the closing market price of the Company’s stock on December 29, 2006).

(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)	(i)(3)	(j)
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive			Number		Awards:	or Payout
			Plan			of		Number of	Value of
			Awards:			Shares	Market	Unearned	Unearned
	Number of	Number of	Number of			or Units	Value of	Shares,	Shares,
	Securities	Securities	Securities			of Stock	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			That	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Wendell P. Weeks	117,000	0	0	$ 31.83	11/30/09	555,000	$10,384,050	123,000	$2,301,330
	600,000	0	0	61.91	04/26/10
	2,100,000	0	0	70.75	12/05/10
	89,945	0	0	9.95	12/04/11
	436,250	0	0	7.74	01/31/12
	283,333	0	0	3.80	01/02/13
	283,334	0	0	4.15	02/02/13
	147,000	0	0	11.21	12/02/13
	73,500	0	0	10.40	01/01/14
	73,500	0	0	12.79	02/01/14
	173,000	0	0	12.70	11/30/14
	0	86,500	0	11.84	01/02/15
	0	86,500	0	10.98	01/31/15
	43,333	86,667	0	13.68	04/27/15
	161,500	0	0	21.08	12/06/15
	0	80,750	0	19.68	01/02/16
	0	80,750	0	24.72	01/31/16
	0	136,500	0	21.89	12/06/16

(a)	(b)	(c)	(d)	(e)	(f)	(g)(1)	(h)	(i)(2)	(j)
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive			Number		Awards:	or Payout
			Plan			of		Number of	Value of
			Awards:			Shares	Market	Unearned	Unearned
	Number of	Number of	Number of			or Units	Value of	Shares,	Shares,
	Securities	Securities	Securities			of Stock	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			That	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
James B. Flaws	60,000	0	0	31.83	11/30/09	390,500	7,306,255	60,000	1,122,600
	540,000	0	0	72.11	06/05/10
	3,525	0	0	100.26	02/04/07
	5,994	0	0	96.25	10/05/08
	150,000	0	0	70.75	12/05/10
	540,000	0	0	54.63	12/21/10
	133,333	0	0	4.06	12/03/12
	233,334	0	0	4.15	02/02/13
	105,000	0	0	11.21	12/02/13
	52,500	0	0	10.40	01/01/14
	52,500	0	0	12.79	02/01/14
	115,000	0	0	12.70	11/30/14
	0	57,500	0	11.84	01/02/15
	0	57,500	0	10.98	01/31/15
	6,561	0	0	15.24	01/31/12
	6,562	0	0	15.24	10/05/08
	6,564	0	0	15.24	12/04/11
	77,000	0	0	21.08	12/06/15
	0	38,500	0	19.68	01/02/16
	0	38,500	0	24.72	01/31/16
	0	66,000	0	21.89	12/06/16

Kirk P. Gregg	54,000	0	0	31.83	11/30/09	264,500	4,948,795	44,000	823,240
	375,000	0	0	72.11	06/05/10
	85,000	0	0	70.75	12/05/10
	375,000	0	0	54.63	12/21/10
	187,500	0	0	9.95	12/04/11
	231,375	0	0	7.74	01/31/12
	158,334	0	0	4.15	02/02/13
	79,000	0	0	11.21	12/02/13
	39,500	0	0	10.40	01/01/14
	39,500	0	0	12.79	02/01/14
	86,000	0	0	12.70	11/30/14
	0	43,000	0	11.84	01/02/15
	0	43,000	0	10.98	01/31/15
	6,741	0	0	14.84	10/05/08
	15,369	0	0	14.84	01/02/13
	6,522	0	0	19.47	12/02/07
	28,906	0	0	19.47	10/05/08
	22,398	0	0	19.40	10/05/08
	58,500	0	0	21.08	12/06/15
	0	29,250	0	19.68	01/02/16

(a)	(b)	(c)	(d)	(e)	(f)	(g)(1)	(h)	(i)(2)	(j)
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive			Number		Awards:	or Payout
			Plan			of		Number of	Value of
			Awards:			Shares	Market	Unearned	Unearned
	Number of	Number of	Number of			or Units	Value of	Shares,	Shares,
	Securities	Securities	Securities			of Stock	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			That	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
	0	29,250	0	24.72	01/31/16
	0	20,396	0	18.32	01/02/13
	0	14,520	0	20.97	12/03/12
	0	16,495	0	20.51	12/03/12
	0	48,000	0	21.89	12/06/16

Joseph A. Miller, Jr.	100,000	0	0	15.87	07/30/11	268,000	5,014,280	49,000	916,790
	110,000	0	0	9.95	12/04/11
	79,000	0	0	11.21	12/02/13
	39,500	0	0	10.40	01/01/14
	39,500	0	0	12.79	02/01/14
	86,000	0	0	12.70	11/30/14
	0	43,000	0	11.84	01/02/15
	0	43,000	0	10.98	01/31/15
	58,500	0	0	21.08	12/06/15
	0	29,250	0	19.68	01/02/16
	0	29,250	0	24.72	01/31/16
	0	55,500	0	21.89	12/06/16

Peter F. Volanakis	60,000	0	0	31.83	11/30/09	381,000	7,128,510	86,000	1,609,060
	1,542	0	0	64.92	12/02/07
	600,000	0	0	72.11	06/05/10
	4,272	0	0	95.58	12/02/07
	4,127	0	0	61.38	10/05/08
	150,000	0	0	70.75	12/05/10
	600,000	0	0	54.63	12/21/10
	3,248	0	0	30.80	10/05/08
	339,945	0	0	9.95	12/04/11
	337,081	0	0	7.74	01/31/12
	50,000	0	0	4.15	02/02/13
	105,000	0	0	11.21	12/02/13
	52,500	0	0	10.40	01/01/14
	52,500	0	0	12.79	02/01/14
	115,000	0	0	12.70	11/30/14
	0	57,500	0	11.84	01/02/15
	0	57,500	0	10.98	01/31/15
	41,666	83,334	0	13.68	04/27/15
	111,000	0	0	21.08	12/06/15
	0	55,500	0	19.68	01/02/16
	0	55,500	0	24.72	01/31/16
	0	96,000	0	21.89	12/06/16

(1)	The Company uses various vesting schedules. Options typically vest over a one to three year period.

(2)

Under the Company’s Corporate Performance Plan the 2004 performance cycle has been earned and will become vested on February 1, 2007; the 2005 performance cycle has been earned and will become vested on February 1, 2008; and the 2006 performance cycle has been earned and will become vested on February 1, 2009.

(3)	Under the Company’s Corporate Performance Plan the 2007 performance cycle is unearned and unvested.

Option Exercises and Stock Vested

     The following table sets forth certain information regarding options exercised during 2006 for the Named Executive Officers. No stock awards were vested for the Named Executive Officers in 2006.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
	Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Wendell P. Weeks	1,753,171	$13,329,413	—	$0

James B. Flaws	1,208,140	14,033,646	—	0

Kirk P. Gregg(1)	478,916	4,733,820	—	0

Joseph A. Miller, Jr.	158,332	2,488,499	—	0

Peter F. Volanakis	913,333	9,124,840	—	0

(1)

Stock options granted prior to February 28, 2003, provided that if options were exercised using already owned Corning Common Stock, the opportunity for recognition of future market price fluctuations would be restored through an automatic grant of options equal to the number of shares tendered and at the same current market price as was recognized for purposes of exercising such options. These are known as “reload” options. Mr. Gregg was granted 51,711 of such “reload” options in 2006. The “reload” feature was no longer included in stock options granted on or after February 28, 2003. An active employee may only use the reload feature once for each grant (i.e. an active employee may not reload a reload option).

Retirement Plans

Qualified Pension Plan

     Corning sponsors a qualified defined benefit Pension Plan to provide retirement income to Corning’s U.S. based employees. The plan pays benefits for salaried employees based upon career average plan compensation (regular salary and cash awards that are paid (including deferred compensation with respect to the non-qualified supplemental pension plans) such as those paid under its Variable Compensation Plans) and years of credited service. Salaried employees are required to contribute 2% of compensation in excess of the Social Security Wage Base up to the compensation limit imposed by the Internal Revenue Code of 1986, as amended. Salaried and non-union hourly employees may also contribute 2% of pay up to the Social Security Wage Base on a voluntary basis to increase pension benefits.

     Corning amended its pension plan effective July 1, 2000 to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000 were given a choice to prospectively accrue benefits under the career average earnings formula or a cash balance formula, if so elected. All salaried and non-union hourly employees hired on or after July 1, 2000 earn benefits under the cash balance formula only.

     Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early age 55 with five years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with five years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

     Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% of an individual’s eligible compensation based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

     Mr. Weeks, Mr. Flaws and Mr. Volanakis are earning benefits under the career average earnings formula. Mr. Gregg earned benefits under the career average earnings formula up to December 31, 2000 and is currently earning benefits under the cash balance formula. Mr. Miller is earning benefits under the cash balance formula. Mr. Flaws and Mr. Miller are currently eligible to retire under the plan.

     Corning’s contributions to the plan are determined by the plan’s actuaries and are not determined on an individual basis. The amount of benefits payable under the plan and attributable to Corning’s contribution is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Supplemental Pension Plan and Executive Supplemental Pension Plan

     Corning also maintains nonqualified pension plans to attract and retain a highly-motivated workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plan. The benefits provided under the Supplemental Pension Plan will be approximately equal to the difference between the benefits provided under the Qualified Pension Plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

     Certain employees, including each of the Named Executive Officers, participate in the Executive Supplemental Pension Plan. Participants earning benefits under the Executive Supplemental Pension Plan forfeit benefits for which they would have been eligible under the Supplemental Pension Plan. Under the Executive Supplemental Pension Plan participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the date of termination of employment. Plan compensation is defined as base pay plus bonuses paid, including cash payments of GoalSharing Awards, Division Cash Awards, Individual Outstanding Contributor Awards and cash payments under the Performance Incentive Plan.

     A change in the benefits provided under the Executive Supplemental Pension Plan formula was approved in December 2006. Gross benefits determined under this plan are equal to one of two benefit formulas:

Formula A: 2.0% of average plan compensation multiplied by years of service up to 25 years; or

Formula B: 1.5% of average plan compensation multiplied by years of service (with no limit on the years of service).

     Subsequent to the December 2006 change in formula, benefits are determined under Formula B for Mr. Flaws and Formula A for all other Named Executive Officers.

     Amounts earned under the Qualified Pension Plan will offset benefits earned under the preceding formulas.

     Participants may retire as early as age 55 with 10 years of service. Unreduced benefits under Formula A and Formula B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service. Otherwise, benefits from both formulas are reduced 4% for each year by which retirement precedes the attainment of age 60.

     Occasionally, Corning needs to hire senior mid-career executives. In order to attract appropriate executive talent, Corning may grant additional years of pension service under its nonqualified plans. Corning has an agreement with Mr. Gregg to provide nine extra years of benefit service under the Executive Supplemental Pension Plan for retirement on or after age 55.

     Benefits earned under the Executive Supplemental Pension Plan are distributed in the form of a lifetime annuity, with six years of payments guaranteed. Under the terms of a pre-existing agreement, Corning will purchase a life annuity from an insurance company to pay benefits due to Mr. Flaws under this plan. Mr. Flaws and Mr. Miller are currently eligible to retire under the plan.

Pension Benefits

     The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the Qualified Pension Plan and the Executive Supplemental Retirement Plan (“SERP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. These assumptions are described under Note 13 to our Financial Statements for the year ended December 31, 2006, which is located on page 81 of our Annual Report on Form 10-K filed with the SEC on February 27, 2007. Information regarding the Qualified Pension Plan and the Executive Supplemental Retirement Plan can be found under the heading “Retirement Plans” on page 39.

(a)	(b)	(c)	(d)	(e)
		Number of years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Wendell P. Weeks	Qualified Pension	24	$ 659,673	$0
	Plan
	SERP	24	6,305,439	0
James B. Flaws	Qualified Pension	34	1,463,412	0
	Plan
	SERP	34	9,861,853	0
Kirk P. Gregg	Qualified Pension	13	242,405	0
	Plan
	SERP	22(1)	3,439,441	0
Joseph A. Miller, Jr.	Qualified Pension	6	80,582	0
	Plan
	SERP	6	1,134,932	0
Peter F. Volanakis	Qualified Pension	25	564,219	0
	Plan
	SERP	25	6,619,818	0

(1)

Pursuant to an agreement between the Company and Mr. Gregg when he was hired, Mr. Gregg will be provided with nine additional years of benefit service under the Executive Supplemental Pension Plan upon retirement on or after age 55. The incremental value of these additional years of service has the impact of increasing Mr. Gregg’s total pension benefit from 26% of final average pay to 44% of final average pay.

     The compensation covered by the Qualified Pension Plan and the Executive Supplemental Pension Plan for the Named Executive Officers is the “Salary” and “Non-Equity Incentive Plan Compensation” set forth in the “Summary Compensation Table” on page 32. Bonuses are included as compensation in the calendar year paid. As of December 31, 2006, annual payments under the plans would be based upon an average annual compensation of $2,924,068 for Mr. Weeks; $2,027,669 for Mr. Flaws; $1,375,753 for Mr. Gregg; $1,447,755 for Mr. Miller and $2,161,770 for Mr. Volanakis.

Nonqualified Deferred Compensation

     The following table shows the contributions, earnings and account balances for the Named Executive Officers in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, certain executives, including the Named Executive Officers, may defer base salary and/or cash earned under the Company’s Performance Incentive Plan and GoalSharing Plan. An executive may defer all or a portion of his or her annual base salary plus non-equity incentive compensation up to 75% of the eligible compensation under the Supplemental Investment Plan.

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance of
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
Wendell P. Weeks	$ 39,667	$ 39,072	$ 61,863	$0	$1,031,979
James B. Flaws	204,712	108,572	107,839	0	1,962,884
Kirk P. Gregg	70,525	47,017	17,717	0	1,002,392
Joseph A. Miller, Jr.	25,335	16,890	4,418	0	90,282
Peter F. Volanakis	380,166	93,616	208,369	0	2,158,214

Arrangements with Named Executive Officers

Severance Agreements

     We have entered into severance agreements with each of our Named Executive Officers. These severance agreements will terminate if any executive leaves the employ of Corning for any reason or ceases to be an officer of Corning.

Severance Agreement---Mr. Weeks:

     Generally under Mr. Weeks severance agreement he is entitled to the following if he is terminated involuntarily, other than for cause.

  Accrued but unpaid compensation (lump sum payment);

  A severance amount equal to 2.99 times his then base salary plus an annual Bonus Amount (as defined in the agreement) (lump sum payment);

  Continued participation in the Company’s benefit plans for three years;

  Upon request, purchase of his principal residence; and

  Receipt of an additional three years of service credit under Corning’s Executive Supplemental Retirement Plan.

     If however, Mr. Weeks is terminated for cause (as defined below), other than for “good reason” (as defined in the agreement) or by reason of death he will be entitled to:

  Accrued but unpaid compensation (lump sum payment).
     Cause means:
  Conviction of a felony;

  Commission of a fraud, theft or embezzlement that materially damages the financial condition of Corning; or

  Gross abdication of duties.

     In each case, subject to certain conditions.

Severance Agreement---Other Named Executive Officers

     Generally under the severance agreements an executive is entitled to severance payments if he/she is terminated involuntarily other than for cause. Cause means:

  Conviction of a felony or misdemeanor involving moral turpitude;

  Material breach of Corning’s Code of Conduct;

  Gross abdication of duties; or

  Misappropriation of Corning’s assets or dishonesty or business conduct that causes material harm to Corning.

     In addition, involuntary termination of an executive does not include:

  Voluntary termination;

  Voluntary retirement at or after age 55;

  Termination as a result of disability or death;

  Termination of employment as a result of the sale of all or part of Corning’s business and the executive has an opportunity to continue employment with buyer for comparable total compensation; and

  Termination as a result of a change in control of Corning if the executive has a separate change in control agreement.

     Under the severance agreements the Named Executive Officer, other than Mr. Weeks, is entitled to receive the following:

  Accrued but unpaid compensation (lump sum payment);

  A severance amount equal to 2.99 times the executive then base salary plus an annual Bonus Amount (as defined in the agreement) (two times in the case of Mr. Gregg and Mr. Miller) (lump sum payment);

  Continued medical, dental and hospitalization benefits for 24 months;

  Upon request, purchase of the executive’s principal residence;

  Receipt of an additional 2.99 years of service credit under Corning’s qualified or nonqualified retirement plans (two years in the case of Mr. Gregg and Mr. Miller); and

  Outplacement benefits (lump sum payment).

     The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2006.

Termination Scenarios (Including Severance if Eligible)
Name	Description	Voluntary	For Cause	Death	Disability	Without Cause
Wendell P Weeks	Severance Amount	$ n/a	$ n/a	$ n/a	$ n/a	$5,835,284
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	45,000 (2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 - 1,000,000(1)
	Pension-NQ annuity	106,015	$0	106,015	212,030	106,015
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	73,895	73,895	36,948	73,895	73,895

James B Flaws	Severance Amount	n/a	n/a	n/a	n/a	4,198,409
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000 (2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	25,000 to 50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 - 1,000,000(1)
	Pension-NQ annuity	558,032	$0	279,016	558,032	558,032
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	113,339	113,339	56,669	113,339	113,339

Kirk P Gregg	Severance Amount	n/a	n/a	n/a	n/a	1,926,000
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000 (2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	25,000 to 50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 - 1,000,000(1)
	Pension-NQ annuity	42,662	$0	42,662	54,317	42,662
	Pension-NQ lump sum	0	0	0	0	0
	Pension-Qualified annuity	23,878	23,878	11,939	23,878	23,878
	Pension-Qualified lump sum	104,899	104,899	104,899	104,899	104,899

Joseph A Miller, Jr.	Severance Amount	n/a	n/a	n/a	n/a	2,026,800
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000 (2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	25,000 to 50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	1,700,000 - 2,300,000(1)
	Pension-NQ annuity	101,442	$0	44,888	101,442	101,442
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	80,582	80,582	80,582	80,582	80,582

Peter F Volanakis	Severance Amount	n/a	n/a	n/a	n/a	4,431,180
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000 (2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	25,000 to 50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 - 1,000,000(1)
	Pension-NQ annuity	290,672	$0	290,672	581,344	290,672
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	57,988	57,988	28,994	57,988	57,988

(1)	Corning is unable to accurately estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence as well as a calculation of the executive’s purchase price of the residence plus documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Under the terms of the severance agreements, an executive may request that the Company purchase the executive’s principal residence in the Corning, New York area. Such purchase must be finalized within 12 months of the executive’s termination date and shall be made at the greater of (i) the residence’s appraised value at the termination date, as determined in accordance with the Company’s relocation policies in effect immediately prior to the involuntary termination, or (ii) the total cost of the residence plus improvements and tax gross-up as applicable (“Protected Value”), as determined in accordance with the Company’s Protected Value policy in effect as of the date of the relevant severance agreement. The values above represent estimates of how much the Protected Value calculation may exceed the appraised value of the property and includes an associated tax gross up.

(2)	Value of medical and dental benefits continuation estimated at $15,000 per year (three years of benefits continuation for Mr. Weeks and two years of benefits continuation for Messrs Flaws, Gregg, Miller and Volanakis).

     Effective for all executive severance agreements and executive change-in-control agreements entered into after July 21, 2004, the Compensation Committee and Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers had pre-existing executive severance and change-in-control agreements that were executed prior to July 21, 2004 and are thus not affected by this Overall Limit.

Change In Control Agreements

     We have entered into change in control agreements with each of the Named Executive Officers. These agreements are intended to provide for continuity of management if there is a change in control of Corning. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

Change In Control Agreement—Mr. Weeks

     Generally, under the agreement currently in effect, a change in control is defined to include:

  Any person (as defined in the Securities Exchange Act of 1934, as amended) acquires 30% or more of Corning’s voting securities (“beneficial owner”);

  A beneficial owner acquires 50% or more of Corning’s voting securities;

  A majority of Corning’s directors are replaced during the term of the agreement without approval of at least two-thirds of the existing directors or directors previously approved by the existing directors;

  Any merger, consolidation or reorganization involving Corning, unless the outstanding voting securities of Corning prior to the transaction continue to represent at least 50% of the voting securities of Corning or the new company;

  Corning is liquidated or dissolved; or

  All or substantially all of Corning’s assets are sold or disposed of.

     If during the term of the agreement a change in control occurs, Mr. Weeks is entitled to the following:

  All restrictions on Long-Term Cash Amounts (as defined in the agreement) will lapse and become vested (lump sum payment);

  All restrictions on restricted stock would lapse and all unvested options would vest and become exercisable.

     If his employment is terminated (i) without cause (as defined in the agreement), or (ii) he resigns for good reason (as defined in the agreement) within a “Potential Change in Control Period” (as defined in the agreement), or (iii) he resigns for any reason within four years following a change in control, or (iv) he is terminated for any reason by Corning, then Mr. Weeks is entitled to the following:

  Accrued but unpaid compensation (lump sum payment);

  A severance amount equal to three times his then base salary plus an annual Bonus Amount (as defined in the agreement) (lump sum payment);

  Continued participation in the Company’s benefit plans for 36 months (lump sum payment);

  All restrictions on restricted stock and Long-Term Cash Amounts (as defined in the agreement) would lapse and all unvested options would vest and become exercisable (lump sum payment with respect to Long-Term Cash Amounts);

  Upon request, purchase of his principal residence;

  Receipt of an additional five years of service credit under Corning’s Executive Supplemental Pension Plan; and

  Outplacement benefits (lump sum payment).

     In addition, Mr. Weeks is generally entitled to receive payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments.

Change In Control Agreement—Other Named Executive Officers

     If during the term of the agreement a change in control (as defined above) occurs, the Named Executive Officer, other than Mr. Weeks, is entitled to the following:

  All restrictions on Long-Term Cash Amounts (as defined in the agreement) will lapse and become vested (lump sum payment);

  All restrictions on restricted stock would lapse and all unvested options would vest and become exercisable.

     If a Named Executive Officer employment is terminated within a “Potential Change in Control Period” (as defined in the agreement) or four years following a change in control, the Named Executive Officer is entitled to the following:

  Accrued but unpaid compensation (lump sum payment);

  A severance amount equal to three times the executive then base salary plus an annual Bonus Amount (as defined in the agreement) (two times in the case of Mr. Gregg and Mr. Miller) (lump sum payment);

  Continued participation in the Company’s benefit plans for 36 months (24 months in the case of Mr. Gregg and Mr. Miller) (lump sum payment);

  All restrictions on restricted stock and Long-Term Cash Amounts (as defined in the agreement) would lapse and all unvested options would vest and become exercisable (lump sum payment with respect to Long-Term Cash Amounts);

  Upon request, purchase of the executive’s principal residence;

  Receipt of an additional five years of service credit under Corning’s Executive Supplemental Pension Plan; and

  Outplacement benefits (lump sum payment).

     If however, a Named Executive Officer is terminated for “cause” (as defined in the agreement), other than for “good reason” (as defined in the agreement) or by reason of death or “disability” (as defined in the agreement) the Named Executive Officer will be entitled to:

  Accrued but unpaid compensation (lump sum payment).

     In addition, the Named Executive Officer is generally entitled to receive payment in an amount sufficient to make him/her whole for any federal excise tax on excess parachute payments.

     The following table reflects the amounts that would be payable under the various arrangements assuming that a change of control occurred at December 31, 2006, including a gross-up for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Code.

Cash-based							Equity-based		Taxes
								Stock-	Total			Total
	Cash	Interrupted		Misc.	Excise Tax	Total	Interrupted	based	Pre-Tax	Income	Excise	After-Tax
Executive	Severance	Perf. Cycles	SERP	Benefits	Gross Up	Cash-based	Perf. Cycles	Awards	Benefit	Tax	Tax	Benefit
Wendell P. Weeks	$8,081,199	$952,000	$7,295,429	$140,000	$6,757,257	$23,225,885	$3,648,450	$8,434,433	$35,308,768	$14,442,169	$3,993,370	$16,873,229
James B. Flaws	5,866,440	607,200	8,989,187	140,000	5,002,475	20,605,302	1,740,030	6,405,725	28,751,057	11,759,901	2,956,338	14,034,818
Kirk P. Gregg	2,481,265	401,250	4,214,177	140,000	2,395,045	9,631,737	1,319,055	4,265,494	15,216,287	6,223,842	1,415,412	7,577,033
Joseph A. Miller, Jr	2,792,970	422,250	2,365,728	140,000	2,464,884	8,185,832	1,319,055	4,323,025	13,827,912	5,655,962	1,456,685	6,715,266
Peter F. Volanakis	5,859,060	663,000	7,061,329	140,000	4,222,023	17,945,412	2,497,785	5,889,392	26,332,588	10,770,687	2,495,110	13,066,792

     In addition to the above, the Named Executive Officers may also request that Corning purchase their principal residence. This value is estimated to be in the range of $200,000 to $1,000,000 and $1,700,000 to $2,300,000 in the case of Mr. Miller. Corning is unable to accurately estimate the value as it requires an independent appraisal of the executive’s residence as well as a calculation of the executive’s purchase price of such residence plus documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See Footnote (1) to the “Termination Scenarios” table on page 44.

Directors Compensation

     Only non-employee directors receive director fees. During 2006, Corning paid to non-employee directors:

  an annual cash retainer of $50,000; and

  $1,200 for each Board or committee meeting attended.

     Chairmen of committees received an additional retainer ranging from $10,000 to $15,000 depending upon the committee chaired. Mr. O’Connor received $10,000 of additional compensation for his services as Lead Director during 2006. Mr. Houghton’s annualized compensation for his services as non-executive Chairman of the Board during 2006 was $250,000, his prorated cash compensation for 2006 totaled $166,667.

     Through the 2003 Equity Plan for Non-Employee Directors, each non-employee director annually receives a form of long-term equity compensation approved by the Compensation Committee. Non-employee directors generally receive their awards at the February meeting. If, however, a non-employee director is appointed between the February meeting and December 31, then that director will received his/her pro-rata award shortly after joining the Board.

     During 2006, Corning issued to each non-employee director 1,618 shares, except for Mr. Cummings who received 412 shares, of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These shares are subject to forfeiture and certain restrictions on transfer. In addition, Corning granted to each non-employee director, options covering 4,045 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on January 31, 2016. Mr. Cummings was granted options covering 1,029 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on October 3, 2016.

     Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial transportation or their own transportation. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in Director education programs.

     Directors may defer any portion of their cash compensation. Amounts deferred shall be paid only in cash and while deferred may be allocated to (1) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. at the end of each calendar quarter or the rate of return for the stable value fund under Corning’s Investment Plans, (2) an account based upon the market value of our common stock from time to time, or (3) a combination of such accounts. At December 31, 2006, eight directors had elected to defer compensation.

     Corning has a Directors’ Charitable Giving Program funded by insurance policies on the lives of the directors. In 2006, Corning paid a total of $276,460 in premiums on such policies. Upon the death of a director, Corning will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by Corning. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to Corning. Generally, one must be a director for five years to participate in the Program. Messrs. Brown, Flaws, Gund, Hennessy, Houghton, O’Connor, Ruding, Smithburg, Tookes, Volanakis, Weeks and Ms. Rieman are eligible to participate in the program. Directors are also eligible to participate in the Corning Foundation Matching Gift Program for eligible charitable organizations. The maximum gift total for a director participant in the program is $5,000 in any calendar year.

     Corning also pays premiums on directors’ and officers’ liability insurance policies covering directors.

     From time to time spouses may also join non-employee directors when traveling to or from Board, committee or shareholder meetings, which may include the use of Company aircraft. While Corning generally incurs no additional cost, this travel may result in the non-employee director recognizing income for tax purposes. Corning does not reimburse the non-employee director for the estimated taxes incurred in connection with such income.

Director Summary Compensation Table

     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors for the fiscal year ended December 31, 2006.

(a)	(b)	(c)(2)	(d)(3)	(e)	(f)	(g)	(h)

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred
	Paid in Cash	Awards	Awards	Compensation	Compensation	All Other	Total
Name	($)	($)	($)	($)	Earnings	Compensation	($)
John S. Brown	$90,800	$40,029	$53,691	$0	$ —	$315	$184,835
Robert F. Cummings, Jr.	26,900	10,007	9,736	0	—	315	46,958
Gordon Gund	103,200	40,029	53,691	0	—	315	197,235
John H. Hennessy	105,600	40,029	53,691	0	—	315	199,635
James R. Houghton	166,667 (1)	—	—	0	—	2,600,003 (4)	2,766,670
Jeremy R. Knowles	89,600	40,029	53,691	0	—	315	183,635
James J. O’Connor	128,200	40,029	53,691	0	—	315	222,235
Deborah D. Rieman	110,400	40,029	53,691	0	—	315	204,435
H. Onno Ruding	101,600	40,029	53,691	0	—	315	195,635
Eugene Sit	95,600	40,029	52,526	0	—	315	188,470
William D. Smithburg	116,600	40,029	53,691	0	—	315	210,635
Hansel E. Tookes II	105,200	40,029	53,691	0	—	315	199,235
Padmasree Warrior	80,000	40,029	25,663	0	—	315	146,007

(1)	Mr. Houghton’s annual compensation as non-executive chairman of the Board of $250,000, is prorated to reflect eight months in that position.

(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of restricted stock awards granted pursuant to the 2003 Equity Plan for Non-Employee Directors and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. There can be no assurance that the FAS 123(R) amounts will ever be realized. The grant date fair value of restricted stock to each director is the same as the value indicated in the table. Stock holdings for directors as of December 31, 2006, are shown on page 17 under the caption “Security Ownership of Certain Beneficial Owners”.

(3)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of stock option awards granted pursuant to the 2003 Equity Plan for Non-Employee Directors and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. There can be no assurance that the FAS 123(R) amounts will ever be realized. The grant date fair value of stock options awarded to each of Messrs. Brown, Gund, Hennessy, Knowles, O’Connor, Ruding, Sit, Smithburg, Tookes and Mses. Rieman and Warrior was $36,987 and for Mr. Cummings $9,736. As of December 31, 2006, each Director has the following number of options outstanding: 62,948 for Mr. Brown; 1,029 for Mr. Cummings; 62,948 for Mr. Gund; 62,948 for Mr. Hennessy; 35,288 for Mr. Knowles; 20,496 for Mr. O’Connor; 60,838 for Ms. Rieman; 60,838 for Mr. Ruding; 16,264 for Mr. Sit; 62,948 for Mr. Smithburg; 58,588 for Mr. Tookes and 5,312 for Ms Warrior.

(4)	Mr. Houghton stepped down as Executive Chairman on May 1, 2006. Mr. Houghton received the following while employed as Executive Chairman of Corning in 2006:

Change in
Pension Value
And Excess
Non-Qualified
				Non-Equity	Deferred
		Stock	Option	Incentive Plan	Compensation	All Other
Salary(i)	Bonus	Awards(ii)	Awards(iii)	Compensation(iv)	Earnings(v)	Compensation(vi)
$277,333	$—	$653,480	$652,193	$297,246	$565,160	$154,279

(i)	Mr. Houghton’s salary of $832,000 per year prorated to reflect four months of service.

(ii)	The amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards granted pursuant to the Corning Corporate Performance Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. Stock holdings for Mr. Houghton as of December 31, 2006, are shown on page 17 under the caption “Security Ownership of Certain Beneficial Owners”.

(iii)	The amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards granted pursuant to the Corning Corporate Performance Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount is included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. As of December 31, 2006, Mr. Houghton has 3,318,227 options outstanding.

(iv)	Mr. Houghton’s Bonus under the 2006 Performance Incentive Plan was his annual compensation of $832,000 times his 50% bonus target times 200% corporate performance prorated to reflect four months of service; Mr. Houghton Bonus under the Goalsharing Plan was 7.15% of his annual compensation of $832,000 prorated to reflect four months of service.

(v)	Reflects the actual increase in the present value of Mr. Houghton’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

(vi)	Includes the following: the aggregate incremental cost of Mr. Houghton’s use of Company aircraft valued at $87,791; cost attributable to home security valued at $3,888; the value of the Company Investment Plan (401(k)) match of $8,800; the value of the Company Executive Supplemental Investment Plan match of $53,500; and other perquisites of $315. See footnote (7) of the Summary Compensation Table to determine how items are valued.

Report of Audit Committee of the Board of Directors

Report of Audit Committee of the Board of Directors

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. In February 2007, the Audit Committee amended its charter, a copy of which is attached to this proxy statement as Appendix A. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the member’s independence from Corning and its management.

     The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent auditors and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent auditors the process used for certifications by Corning’s chief executive officer and chief financial officer which is required for certain of Corning’s filings with the Securities and Exchange Commission. The Audit Committee met privately with both the independent auditors and the internal auditors, both of whom has unrestricted access to the Audit Committee.

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting.

     During the course of 2006, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K related to its audit of (1) the consolidated financial statements and financial statement schedule, (2) management’s assessment of the effectiveness of internal control over financial reporting, and (3) the effectiveness of internal control over financial reporting.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, “Communication with Audit Committees,” and Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent auditor to Corning is compatible with the auditor’s independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee:
William D. Smithburg, Chairman
Deborah D. Rieman
H. Onno Ruding
Hansel E. Tookes, II

Independent Auditors

Fees Paid to Independent Auditors

     The following table summarizes fees billed to Corning by PricewaterhouseCoopers LLP for professional services rendered as of and for the years ended December 31, 2005 and 2006:

	2005	2006
Audit Fees	$6,007,000	$7,390,000
Audit Related Fees	52,000	13,000
Tax Fees	1,061,000	921,000
All Other Fees	29,000	25,000
Total Fees	$7,149,000	$8,349,000
____________________

     Audit Fees. These fees comprise professional services rendered in connection with the audit of Corning’s consolidated financial statements, and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q’s that are customary under auditing standards generally accepted in the United States. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries and consents for other SEC filings. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

     Audit Related Fees. These fees comprise professional services rendered in connection with audits of employee benefit plans, SEC registration statements, and carve-out audits supporting divestitures.

     Tax Fees. These fees comprise statutory tax compliance, preparation and assistance for Corning’s foreign jurisdiction subsidiaries, expatriate tax return compliance, and other tax compliance projects. Less than 5% of these fees comprise consulting fees and such consulting fees relate to international entities. Corning’s intent is to minimize consulting services in this category.

     All Other Fees. Includes a fee relating to licensing technical accounting software from the independent auditors and a fee to subscribe to two benchmarking studies published by the independent auditors. Corning’s intent is to minimize services in this category.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

     The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent auditors. The full Audit Committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved but the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent auditors are required to provide back-up documentation detailing said service. The Audit Committee will regularly review summary reports detailing all services being provided to Corning by its independent auditors. During 2006, all services performed by the independent auditors were pre-approved.

PROPOSAL 2 — Ratification of Appointment of Independent Auditors

     The Audit Committee is responsible for selecting Corning’s independent auditors. At the meeting of the Audit Committee of the Board of Directors held on February 7, 2007, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent auditors for the 2007 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain that firm.

     In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for the fiscal year beginning 2007, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent auditors.

     Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR ENDED DECEMBER 31, 2007.

PROPOSAL 3 — Shareholder Proposal

     The Board of Directors Unanimously Recommends A VOTE AGAINST This Proposal 3.

     Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278-2453, as proxy for Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, who is the beneficial owner of 600 shares of Corning Common Stock, proposes to present the following resolution for adoption at the annual meeting of shareholders. In accordance with applicable proxy regulations, the proposal and supporting statements, for which Corning accepts no responsibility, are set forth below.

3 - Elect Each Director Annually

RESOLVED: Comprehensive commitment to adopt annual election of each director. Shareholders request that our Directors take the steps necessary, in the most expeditious manner possible, to adopt annual election of each director. This includes using all means in our Board’s power such as corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the vote required for formal adoption of this proposal topic.

     This also includes complete transition from the current staggered system to 100% annual election of each director in one election cycle if feasible. Also to transition solely through direct action of our board if feasible.

     This topic won our 72% support at the 2006 annual meeting. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic without waiting for a second 72% or higher vote. At least one proxy advisory service has recommend a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote. This topic also won a 67% yes-vote average at 43 major companies in 2006.

     Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

     It is important to take one step forward and support this proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

  The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent investment research firm rated our company:

     “D” in Corporate Governance.

     “Very High Concern” in Accounting.

     “High” in Overall Governance Risk Assessment.

  We were allowed to vote on individual directors only once in 3-years - Accountability concern.

  Only one yes-vote from our 1-1/2 billion shares could elect (and entrench) a director for 3-years under our obsolete plurality voting system.

  We had to marshal an awesome 80% shareholder vote to make certain key governance improvements -- Entrenchment concern.

  Cumulative voting was not allowed.

  Our management was still protected by a poison pill with a 20% trigger.

  We had 16 directors - Unwieldy board concern and potential CEO dominance.

  Three directors were insiders - Lack of independence concern.

  A $1-1/4 million gift plan was available for our directors -- Conflict of interest concern.

  Our following directors served on boards rated D by the Corporate Library:
1)	Mr. Weeks	Merck (MRK)	D-rated

2)	Mr. Houghton	Exxon (XOM)	D-rated

3)	Mr. Smithburg	Abbott Laboratories (ABT)	D-rated

4)	Mr. O’Connor	UAL Corp. (UAUA)	D-rated

5)	Ms. Rieman	Kintera (KNTA)	D-rated

6)	Mr. Cummings	R.R. Donnelley (RRD)	D-rated

7)	Ms. Rein	Bank of New York (BK)	D-rated

     The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for annual election of each director.

Elect Each Director Annually
Yes on 3

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 3 FOR THE FOLLOWING REASONS:

Continuity and stability

We believe Corning’s classified Board structure, with approximately one-third of the directors standing for election each year for three-year terms, strengthens the independence of our non-employee directors and provides stability and continuity that enhance the Board’s ability to develop and execute long-term strategic planning.

Innovation investment

Corning is a 156-year old corporation whose innovation strategy requires significant and consistent investment in research and development to invent unique products based on materials-conversion processes. Corning’s “innovation recipe” requires attracting and retaining the best scientific talent, persistent nurturing of the discovery process to overcome difficult challenges, and investing significant capital for manufacturing.

We understand that some would say success through innovation and long-term investment could be attained even with all directors subject to annual elections. And, we acknowledge that this proposal received a favorable, non-binding vote by 55.6% of the outstanding shares last year. However, we believe the current classified Board structure is better suited to Corning’s strategies that have allowed it to win over time in higher technology markets.

Innovation consistency

Corning believes that a stable Board of Directors helps foster the consistency necessary to succeed with challenging innovation over relatively long development cycles. Corning’s innovations have enabled a number of new industries over time. The most recent example is liquid crystal display glass (LCD) where Corning’s ability to produce large size glass substrates has enabled the acceleration of the LCD industry growth. Corning’s consistent investment in research and development has also produced an innovation pipeline of promising new technologies that could produce the next significant wave of growth for Corning. This innovation has rewarded shareholders also – Corning’s total annualized shareholder return over the last 10 years has equaled the Standard & Poors 500’s return.

Value protection

Corning also believes that the classified Board structure will enhance shareholder value over the long term. It reduces the vulnerability of the Company to certain hostile and potentially abusive takeover tactics and encourages potential acquirers to initiate arms-length negotiations with management and seasoned directors. Because only one-third of the directors are elected at any annual meeting of shareholders, it is impossible to elect an entirely new Board or even a majority of the Board at one single meeting. This prevents a hostile third party from quickly gaining control of the Board without paying fair value for today’s business and the innovation pipeline. The classified Board structure thus gives directors the requisite time and leverage needed to evaluate any takeover proposal, negotiate on behalf of all shareholders and consider all options for maximizing value to Corning’s shareholders. The classified Board structure does not prevent or preclude a takeover of Corning. Corning’s directors have the same fiduciary duty to protect the interests of all shareholders regardless of the length of their terms.

History and background

Corning’s classified board has been in place for over 20 years. Since Corning’s classified Board went into effect in 1985, Corning has grown from $1.7 billion in revenues to $5.2 billion in 2006.

Recent results

Corning believes that it has an excellent Board of Directors. The Company’s vigorous recovery from the 2001 severe downturn of the telecommunications industry has been led by this dedicated and proactive Board of Directors that has advanced the long-range interests of shareholders by focusing on protecting financial health, improving profitability and investing in future core technologies. As a result of success in each of these areas, Corning’s shareholders have benefited significantly as demonstrated by the following:

  Corning’s stock price rose 215% during 2003, 13% during 2004 and 67% during 2005. For 2005, Corning stock was among the ten best performing stocks within the S&P 500. The company’s fundamental performance continued to improve in 2006. Corning’s net income increased significantly in 2006 to $1.8 billion.

  Between the end of the telecommunications downturn in 2002 and the end of 2006, Corning’s total shareholder return was 465% compared to 73% for the S&P 500.

In addition, through strategies approved by the Board, Corning has significantly strengthened its balance sheet by reducing debt by nearly $3 billion to $1.7 billion, and earning investment grade debt ratings.

Further changes

Approval of this shareholder proposal Item 3 would not automatically eliminate the classified Board. A formal amendment would need to be submitted to shareholder vote to change the By-Laws and Certificate of Incorporation. Unless approved by two-thirds of the Board, any such amendment would require affirmative vote of holders of at least eighty percent of the voting power of all outstanding Corning stock.

Summary

Corning’s Board believes that a classified Board continues to be in the best interests of Corning and its shareholders and that this structure will successfully serve and protect shareholders’ interests as it has for two decades.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS SHAREHOLDER PROPOSAL.

Other Matters

Certain Business Relationships

     Corning has for more than 15 years used Nixon Peabody LLP as one of its principal outside law firms. William D. Eggers, Senior Vice President and General Counsel of Corning, was a partner at Nixon Peabody LLP before joining Corning in November 1997. In March 2001, Mr. Eggers married Jill K. Schultz, who was one of more than 250 partners at Nixon Peabody LLP until November 30, 2006 when she and another attorney formed Piper Schultz LLP. Corning continues to use Nixon Peabody LLP for a variety of legal services, with the financial aspects of the relationship controlled by Katherine A. Asbeck, Senior Vice President, Finance. Legal work performed for Corning by Ms. Schultz represented approximately 6% of total 2006 services performed by Nixon Peabody LLP for Corning. In 2006, Corning paid Nixon Peabody LLP approximately $1.3 million in legal fees and disbursements under a fee structure that Corning believes reflects current market rates. This arrangement was reviewed and approved by Corning’s Audit Committee, and most recently by Corning’s Nominating and Corporate Governance Committee. Mr. Eggers will rejoin Nixon Peabody LLP when he retires from Corning on March 31, 2007.

Related Party Policy and Procedures

     Corning has adopted a written policy that addresses related party transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Act. A related party of Corning includes:

  A director;

  A senior officer;

  An immediate family member of a director or senior officer;

  A shareholder who owns more than 5% of Corning’s voting securities; and

  An entity in which a director, senior officer or a more than 5% shareholder has a substantial ownership interest.

     Under the policy, all related party transactions shall be reviewed by the General Counsel or other disinterested officer. Transactions involving directors only are then reviewed, approved or ratified by the Nominating and Corporate Governance Committee while transactions involving executive officers are reviewed, approved or ratified by the Audit Committee.

     All approved or ratified related party transactions shall be reported to the Audit Committee and the Nominating and Corporate Governance Committee (in those instances where such committee did not participate in the review, approval or ratification process).

Incorporation by Reference

     The Compensation Committee Report on page 32 and the Report of Audit Committee of the Board of Directors on page 50, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Additional Information

     Our 2006 Annual Report is included with this proxy statement. Corning’s Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines may also be accessed via the Investor Relations page on Corning’s web site at www.corning.com. These reports are also available without charge upon shareholders written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, telephone number 607-974-9000.

By order of the Board of Directors

Denise A. Hauselt
Secretary and Assistant General Counsel

February 26, 2007

APPENDIX A

Corning Incorporated
Audit Committee of the Board of Directors
Audit Committee Charter

PURPOSE AND ROLE

     The Audit Committee is a committee of Corning’s Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control over financial reporting which management and the Board of Directors have established, and the audit process, as well as integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the internal auditor and the independent auditors. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditors, financial and senior management, and the Board of Directors. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

     The Audit Committee recognizes that it is the duty of management and the independent auditor to plan and conduct audits and to determine that Corning’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Audit Committee further recognizes that the conduct of investigations, the resolutions of disagreements, if any, with the independent auditor and compliance with laws, regulations and Corning’s Code of Conduct are a management function.

COMPOSITION

     The membership of the Audit Committee shall consist of at least three or more directors as determined by the Board of Directors, of whom in the judgment of the Board of Directors shall meet the independence and financial literacy requirements of the New York Stock Exchange, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an “audit committee financial expert” under rules and regulations of the Securities and Exchange Commission and one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange Listing Standards. Further, no member of the Audit Committee shall be an active or retired employee of Corning. Members of the Audit Committee shall serve at the pleasure of the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The Audit Committee is appointed by the full Board of Directors at its annual organizational meeting.

MEETINGS

     The Audit Committee shall meet in person at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. In addition, management and the Audit Committee will meet telephonically to discuss and review Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release, as well as the quarterly financial statements and company disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of a report on Form 10-Q. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations as appropriate.

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Reporting

1.	Perform a timely review of quarterly and annual financial statements and other financial information provided to shareholders.

2.	Confirm that financial management and the independent auditor perform a timely analysis of significant reporting issues and judgments made and report key issues to the Committee, including discussion of major issues regarding accounting principles and financial statement presentation.

3.	Inquire of management, the internal audit partner, and independent auditor about significant risks or exposures, assess the steps management has taken to minimize such risk to the company, and evaluate the need for disclosure thereof.

4.	Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements of the company, including: (a) company disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10- Q, and (c) items required by Statement of Auditing Standards 61, Statement of Auditing Standards 100 and Public Company Accounting Oversight Board Auditing Standard 2 in effect at that time for annual and quarterly statements.

5.	Review and discuss with management Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release.

6.	Review with the independent auditor, the internal auditor and management: (a) the adequacy and effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and material weaknesses as well as significant changes in internal control over financial reporting reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures; and (b) current accounting trends and developments, and take such related action as appropriate.

7.	Discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used, as well as the effect of regulatory and accounting initiatives and off-balance sheet structures.

8.	Issue a letter for inclusion in Corning’s Annual Report on Form 10-K that includes disclosures as required by SEC regulations.

9.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

Internal Control Over Financial Reporting

10.	Review with the independent auditor and the internal audit partner the adequacy of the company’s internal control over financial reporting (including information systems and security); and related significant findings and recommendations of the independent auditor and internal audit, together with management’s responses.

11.	Review and discuss disclosures made by management about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in Corning’s internal control over financial reporting.

12.	Review and discuss management’s plans to perform annual and quarterly assessments of the effectiveness of internal control over financial reporting to support the management report on internal control over financial reporting as required by SEC regulation.

13.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the internal auditor, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal auditor.

Audit Process

14.	On an annual basis, appoint or re-appoint the independent auditor and review and approve the discharge of the independent auditor. Instruct the independent auditor (a) that they are ultimately accountable to the Audit Committee; (b) that the Audit Committee has the authority and responsibility to appoint, retain, evaluate and replace the independent auditor; and (c) that the Audit Committee, as the shareholders’ independent representative, is the independent auditor’s client.

15.	Approve management’s recommendation of the internal auditors to be nominated. Review and approve the discharge of the internal auditors.

16.	Review and concur in the appointment or replacement of the management individual charged with the role of overseeing internal audit processes.

Appointment of auditors

Performance, independence and qualification of auditors

17.	Annually, review and assess the following concerning the competence of the independent auditor and engagement team:
  Resumes of key engagement audit personnel.

  The quality control procedures of the firm serving as independent auditor.

  The results of the most recent Public Company Accounting Oversight Board quality control review or other assessments of the firm serving as independent auditor.
18.	Receive and review: (a) report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

19.	Discuss with the auditors and management the independence of the internal auditor and the independent auditor, including a review of services and related fees provided by the independent auditor and the internal auditors. Review disclosures from the independent auditor required by Independent Standards Board Standard No. 1.

20.	Ensure the rotation of the lead audit partner having primary responsibility for the external audit and the audit partner responsible for reviewing the audit and other partners on the account as required SEC regulation.

21.	Approve management’s policies for Corning’s hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of Corning. On an annual basis, management should provide the Audit Committee Chair with information on compliance with that policy.

22.	Review with management and the internal audit partner, annually, the internal audit department’s charter, staffing and significant objectives.

Compensation of the independent auditor

23.	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

24.	The Audit Committee shall preapprove all auditing services and all permitted non-audit services (including fees and terms thereof) to be performed for Corning by its independent auditor. The Audit Committee may delegate authority to its chairman to grant preapprovals of permitted non-audit services, provided that decisions of such individual be presented to the full Audit Committee at its next scheduled meeting.

Review of audit plans and results

25.	Review with the internal audit partner and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Review of audit results

26.	Review and discuss with management, the internal audit partner and the independent auditor at the completion of the annual audit the following:

	a)	Annual report of the company, including the consolidated financial statements and related footnotes.

	b)	Results of the audit of the consolidated financial statements and the related report thereon.

	c)	Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management and the effectiveness of internal control over financial reporting.

	d)	Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

	e)	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

	f)	Other communications as required by generally accepted auditing standards.

Other Items

27.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and the results of the annual review of these areas conducted by internal audit.

28.	Review legal and regulatory matters that may have a material impact on the financial statements and related corporate compliance policies, and programs and reports from regulators.

29.	Review the status of compliance with laws, regulations and internal procedures; the scope and status of systems designed to promote company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

30.	Discuss company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments which could materially impact Corning’s contingent liabilities and risks.

31.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32.	Investigate and respond to any instances or allegations of inappropriate behavior by management concerning questions of compliance with securities laws or inquiries as may be reported by legal counsel.

33.	Review, approve or ratify transactions between the company and related persons that are required to be disclosed under Item 404 of SEC Regulation S-K, using the definitions of “transactions” and “related person” in Item 404.

General

34.	At least semi-annually, meet with the internal audit partner, the independent auditor, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

35.	Establish policies for the hiring of employees and former employees of the independent auditor.

36.	Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate. At the Chairman’s option, the independent auditor should be made available to meet with the Board of Directors annually or when otherwise appropriate.

37.	Conduct an annual performance evaluation of the Audit Committee and evaluate the adequacy of the Audit Committee’s charter annually.

38.	The Audit Committee shall have the power to authorize investigations into any matters within the Audit Committee’s scope of responsibilities and hire outside resources and professionals in conjunction therewith.

39.	The Audit Committee will perform such others functions as assigned by law, the corporation’s bylaws, or the Board of Directors.

40.	Obtain advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

Report

41.	The Audit Committee shall prepare a report each year for inclusion in the company’s proxy statement.

APPENDIX B

Corning Incorporated
Compensation Committee of the Board of Directors
Committee Charter

Purpose

      The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s CEO, other elected officers and directors; and to produce an annual report on executive compensation for inclusion in the company’s annual proxy statement. The Committee has overall responsibility for approving and evaluating the director, elected officer and other key executive compensation, benefit and perquisite plans, policies and programs of the Company. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Committee Membership

      The Compensation Committee shall consist of no fewer than three directors, all of whom in the judgment of the Board of Directors shall be independent. A person may serve on the Compensation Committee only if the Board of Directors determines he or she is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934; satisfies the requirements of “outside director” under Section 162(m) of the Internal Revenue Code; and meets the independence requirements in the New York Stock Exchange listing standards. One member of the Compensation Committee will serve as the Chairperson of the Compensation Committee.

      The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

1.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO and other officer compensation, evaluate the CEO’s performance in light of those goals and objectives, and as a Committee or together with the independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation. In determining the base salary, annual incentive and long-term incentive components of CEO compensation, the Compensation Committee will consider multiple factors including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.

The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed appropriate or necessary by the Committee.

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3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, elected officers and other key non-CEO executives, including annual or multi-year incentive-compensation plans and equity-based incentive plans. The Compensation Committee does not, and shall not, cause or permit employee stock option grants to be backdated.

4.	The Compensation Committee shall annually review and approve, for the CEO and the other elected officers and key executives of the Company:

	(a)	the annual base salary level;

	(b)	the annual incentive opportunity level;

	(c)	the long-term incentive opportunity level;

	(d)	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and,

	(e)	any special, supplemental or nonqualified benefits or other perquisites relating to the CEO and other officers and key executives of the Company.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Compensation Committee in its sole discretion.

6.	The Compensation Committee shall make regular reports to the Board. The Compensation Committee shall meet at each regularly scheduled meeting of the Board (currently established at six meetings per year). Additional special meetings of the Compensation Committee will be convened at such other times as it deems necessary to fulfill its responsibilities.

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

8.

The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis ("CD&A"). Based on such review and discussion, the Compensation Committee shall determine whether to recommend to the Board that the CD&A be included in the company’s annual report or proxy statement.

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APPENDIX C

Corning Incorporated
Corporate Relations Committee of the Board of Directors
Committee Charter

Purpose and Scope of the Committee’s work:

      The function of the Corporate Relations Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing the corporation’s strategies and policies in the areas of public relations and reputation, employment policy and employee relations, public policy, and community responsibility. The Committee focuses its work in the following general areas:

•	The corporation’s public relations and reputation.
	—	Areas include corporate identity, investor relations, media relations, and product liability.

•	The corporation’s responsibilities as an employer and its relationship with employees.
	—	Areas include safety and health policies; code of conduct; values; human resource and industrial relations strategies; and internal communications strategies.

•	The corporation’s relationship and role with governmental agencies and public policy.
	—	Areas include relationships with significant governmental agencies in the countries in which the corporation operates.

•	The corporation’s responsibilities as a community member.
	—	Areas include environmental policies, charitable contribution strategies, and significant projects undertaken to improve communities within which the company has significant operations and employment.

Meeting Schedule:

      Generally meets in February, April, July, October and December.

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APPENDIX D

Corning Incorporated
Finance Committee of the Board of Directors
Committee Charter

Purpose of the Committee

     The Board of Directors has established a Finance Committee to assist the Board of Directors in fulfilling its responsibilities across the principal areas of corporate finance for the company and its subsidiaries. As appropriate in its judgment from time to time, the Finance Committee will assist the Board by reviewing such matters as capital structure including equity and debt financing and repurchase activities, capital expenditures, cash management, banking activities and relationships, investments and dispositions, risk management, insurance.

Committee Membership

     The membership shall consist of at least three independent directors or more as determined by the Board. At least one member shall have financial management expertise such as banking or investment management. Members of the Finance Committee shall serve at the pleasure of the Board of Directors.

     Committee members are appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Finance Committee or to adjust its membership as needs may arise from time to time. The chair is designated by the Nominating and Governance Committee.

Committee Operations

     The Finance Committee shall normally meet five times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Finance Committee or Chairman of the Board may direct. The Finance committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Finance Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum.

     The Committee shall annually review its charter and conduct a self assessment of its performance.

Responsibilities and Duties

     To assist the Board of Directors, the Finance Committee shall be responsible for reviewing with company management the strategies, operating plans, company policies and actions related to the significant corporate finance matters of the company. Within the authorized levels delegated to it by the Board, the Finance Committee may approve certain actions within these areas of corporate finance. The matters within its review scope shall include:

1.	Capital structure including discussion of the appropriateness, not just the acceptability, of all material transactions prior to execution. The committee shall review and recommend for approval by the Board:

  the Company’s long-term capital structure guidelines;

  the dividend policy and declaration of dividends or other forms of distributions of the Company’s stock, such as splits in the form of a stock dividend;

  the repurchase of the Company’s stock; and

  the Company’s short and long term financing transactions.
2.	Capital expenditure plans and specific capital projects.

3.	Mergers, acquisitions, divestitures and investments in third parties.

4.	The company’s cash management plans and activities.

5.	Strategies for managing certain exposures to financial, economic or hazard risks including:

  Hedging strategies related to foreign currency, interest rate, and commodity exposures;

  Insurance programs, including coverage for property, casualty, fiduciary, political risk, and directors and officers; and

  Review of the corporation’s enterprise risk management process.
6.	Funding strategies and actions for the company’s pension and other post-employment benefits programs.

7.	The company’s tax situation and strategy.

8.	The quarterly and annual financial statements, the company’s financial plans and other financial information that management uses in its internal decision analysis activities.

9.	The company’s credit ratings and ratings objectives.

Other Activities

10.	Policies and procedures with respect to Debt Management, Financial Risk Management, and Insurance.

11.	Legal and regulatory matters that may have a material impact on the financial statements as they pertain to financing or risk management activities of the company.

General

The Committee may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

Approval Authority

The Finance Committee has the authority to approve these items at the following levels:
Capital Expenditures: items over $25 million up to $50 million
Acquisitions, investments and dispositions: items over $10 million up to $25 million.

The Committee will review items that exceed their approval limits and make recommendations to the full Board.

APPENDIX E

Corning Incorporated
Nominating and Corporate Governance of the Board of Directors
Committee Charter

Purpose

     The Nominating and Corporate Governance Committee shall: (1) identify and recommend qualified individuals to the Board for nomination as members of the Board, consistent with criteria approved by the Board; (2) develop and recommend to the Board a set of Corporate Governance Guidelines; (3) lead the Board in its annual review of the Board’s performance and oversee the evaluation of management; (4) to recommend to the Board director nominees for the next annual meeting of shareholders; (5) recommend to the Board director nominees for each of its standing committees; and (6) undertake such other duties as may be delegated to it from time to time. The Committee shall report to the Board on a regular basis and not less often than twice a year.

Committee Membership

     The Committee shall consist of three or more directors, all of whom, in the judgment of the Board, shall be “independent” under the New York Stock Exchange listing standards.

     The members shall be appointed by the Board. They shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

     The Board shall designate one member of the Committee to serve as chairperson of the Committee. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

Committees Duties and Responsibilities

     To fulfill its responsibilities and duties the Committee shall:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable with regard to the appropriate size, functions and needs of the Board.

2.	Establish the criteria for membership; such criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders.

3.

Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy in the office of director, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character of the candidate, as well as its assessment of the needs of the Board and the Committee.

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4.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

5.	Review candidates recommended by shareholders.

6.	Recommend to the Board the membership of any committee of the Board and to identify and recommend Board members qualified to fill vacancies on any committee of the Board.

7.	Recommend director nominees for approval by the Board and its shareholders.

8.	Assist the Board in assessing whether individual members of the Board are independent within the New York Stock Exchange listing standards.

9.	Establish director retirement policies.

10.	Review the outside activities of, and to consider questions of possible conflicts of interest of, Board members and senior executives.

11.	Review and approve transactions between the company and related persons that are to be disclosed under Item 404 of SEC Regulation S-K, using the definitions of "transactions" and "related person" in Item 404.

12.	Oversee and assist the Board with an annual assessment of the Board’s performance through such process as the Committee shall determine advisable including, if appropriate, the solicitation of comments from each member of the Board. The annual assessment shall be discussed with the full Board following the end of each fiscal year.

13.	Oversee and assist the Board in annually reviewing with the Chairman and Chief Executive Officer the job performance and evaluation of elected corporate officers and other senior executives.

14.	Develop and recommend to the Board a set of corporate governance principles for the company, to review those principles at least annually, and to recommend any proposed changes to the Board as the Committee deems advisable.

15.	Review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

Resources and Authority of the Committee

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

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APPENDIX F

Corning Incorporated
Pension Committee of the Board of Directors
Committee Charter

Purpose

     The Board of Directors has established a Pension Committee to assist the Board of Directors in fulfilling its oversight responsibilities of pension plans (defined benefit plans in the US and similar style international plans) for the Company and its subsidiaries. The Committee shall annually approve a pension policy, and as appropriate in its judgment from time to time, appoint investment managers, custodians, trustees, and other plan fiduciaries for the purpose of implementing the policy.

Committee Membership

     The membership of the Pension Committee shall consist of three or more directors as determined by the Board. At least one member shall have financial investment expertise such as banking, insurance or investment management. Members of the Pension Committee shall serve at the pleasure of the Board of Directors.

     This Committee is appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Committee or to adjust its membership as needs may arise from time to time.

     A Chair will be designated by the Nominating and Corporate Governance Committee.

Meetings

     The Committee shall normally meet at normally five (5) times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Committee or Chairman of the Board may direct. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     The Committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

Responsibilities and Duties

     The Committee shall exercise an oversight responsibility. It shall not be deemed the fiduciary of any of the Retirement Plans, nor shall it be responsible for the investment decisions made by others acting as fiduciaries under the Plan. The Pension Committee shall be responsible for reviewing periodically with Company management the funded level of, and any management proposals for, contributions to all defined benefit pension plans and investment performance of the US pension. Within the authorized levels delegated to it by the Board, the Committee may approve actions or further delegate responsibilities for the purpose of implementing the pension policy. The matters within its review or approval scope shall include:

1.	The Committee shall approve annually a pension policy;

2.	The Committee shall approve, from time-to-time, hiring and termination of fiduciaries for the plan;

3.	The Committee will conduct an annual performance self-evaluation and review the adequacy of the Committee’s charter annually.

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Oversight Responsibilities

  The Committee may rely upon presentations of management, investment advisors, actuaries, or other experts believed by the Committee to be informed and knowledgeable.

  It may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

  The Committee shall review at least annually presentations by the Treasurer or Director of Pension and Investments in their capacity as members of the Investment Committee. These presentations will include information concerning the US pension plan’s funded status, actual asset allocation versus policy target levels, investment management performance, proxy voting, and cash flows.

  The Committee shall review annually actions taken during the course of the year by the Benefits Committee. These actions will concern among other items administrative matters for the Company’s defined benefit plans, and investment management and administrative matters for Company’s defined contribution plans.

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APPENDIX G

Corning Incorporated
Corporate Governance Guidelines

     The Board of Directors of Corning Incorporated, acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these guidelines to promote the effective functioning of the Board and its committees.

Role of the Board

     The business and affairs of Corning Incorporated are managed by or under the direction of its Board of Directors in accordance with New York law. The directors’ fiduciary duty is to exercise their business judgment in the best interests of Corning Incorporated’s shareholders.

Board Structure and Composition

Board Size. The size of the Board will provide for sufficient diversity among non-employee directors while also facilitating substantive discussions in which each director can participate meaningfully. The Board size, currently 15 members, will be set by the Board on recommendation of the Nominating and Corporate Governance Committee, and within the limits prescribed by Corning Incorporated’s by-laws.

Independent Directors. A substantial majority of the Board will consist of directors whom the Board has determined to be independent. In general, an independent director must have no material relationship with Corning Incorporated, directly or indirectly. For this purpose, Corning Incorporated will ensure that it complies with the independence requirements of SEC and the NYSE Listing Standards, as well as director qualification standards recommended by the Nominating and Corporate Governance Committee.

     “Immediate family member” includes a person’s spouse, parents, children, siblings, in-laws, and any one (other than employees) who shares such person’s home. Materiality for this purpose will be evaluated both from the standpoint of Corning Incorporated and from the standpoint of the director or the persons or entities with which the director is affiliated.

     Notwithstanding the fact that an individual may not satisfy one or more of the above criteria, the Board may nevertheless determine that the director has no material relationship with the corporation that would interfere with independence and should be considered independent. In that case, the reasons for any such determination will be specifically set forth in the proxy statement for any meeting at which that director is standing for election.

Chairman and CEO. The Board believes it is appropriate for Corning Incorporated’s Chief Executive Officer (CEO) also to serve as Chairman of the Board. However, the Board retains the authority to separate those functions if it deems such action appropriate in the future.

Lead Director. The Board will designate and publicly disclose a non-employee director who will lead the non-employee directors’ executive sessions.

Term Limits. The Board believes that experience as a Corning Incorporated director is a valuable asset, especially in light of the size and global scope of the corporation’s operations. Therefore, directors are not subject to term limits except as a result of reaching the Board’s mandatory retirement age.

Mandatory Retirement. No director may stand for election after reaching age 72.

Other Directorships. Recognizing the substantial time commitment required of directors, an employee director will serve on the board of no more than three other public companies, a non-employee director will serve on the board of no more than five other public companies, and the chief executive officer who is director will serve on the board of no more than two other public companies. Each director will serve on the boards of other public and private companies and not-for-profit entities only to the extent that, in the judgment of the Nominating and Corporate Governance Committee, such services do not detract from the director’s ability to devote the necessary time and attention to Corning Incorporated. The Nominating and Corporate Governance Committee will periodically review all directors’ service on the boards of other public companies.

Change in Status. To avoid any potential for a conflict of interest or potential conflict of interest, directors will not accept a seat on any additional public company board or any governmental position without first reviewing the matter with the Nominating and Corporate Governance Committee. In addition, a non-employee director will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities. If the Nominating and Corporate Governance Committee determines that the resignation should be accepted, the Committee will refer that recommendation to the Board.

Director Selection; Qualifications; Education

Director Candidates. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings.

Qualifications. Candidates are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of shareholders. Scientific expertise, business experience, prior governmental service and familiarity with national and international issues affecting business are among the relevant criteria. Final approval of a candidate is determined by the full Board.

Orientation. New directors will receive a comprehensive orientation from responsible executives regarding Corning Incorporated’s business and affairs, including written materials, meetings with key management and visits to facilities.

Continuing Education. Reviews of particular aspects of Corning Incorporated’s operations will be presented by responsible executives from time to time as part of the agenda of regular Board meetings. The Board will also normally conduct an on-site inspection of a Corning Incorporated facility in conjunction with a regular Board meeting at least once every other year.

Board Meetings and Director Responsibilities

Number of Regular Meetings. The Board currently holds regular meetings six times per year.

Agenda and Briefing Material. An agenda for each Board meeting and briefing materials will, to the extent practicable in light of the timing of matters that require Board attention, be distributed to each director at least one week prior to each meeting. Briefing materials should be concise and yet sufficiently detailed to permit directors to make informed judgments. The Chairman will normally determine the agenda for Board meetings, but any director may request the inclusion of particular items.

Meeting Attendance. It is expected that each director will make every effort to attend each Board meeting, each annual meeting of shareholders and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference is permitted if necessary under the circumstances.

Director Preparedness. Each director should be familiar with the agenda for each meeting, should have carefully reviewed all other materials distributed in advance of the meeting, and should be prepared to participate meaningfully in the meeting and to discuss all scheduled items of business.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Non-employee Director Executive Sessions

     An executive session of the non-employee directors will normally be held immediately before, during or after each meeting of the full Board. The Chair of the Nominating and Corporate Governance Committee or other non-employee director as chosen by the Board will preside at the executive sessions, and will be disclosed in the proxy statement per the NYSE rules. Any non-employee director may raise issues for discussion at an executive session.

Board Self-evaluation

     Annually, the Board will evaluate its performance and effectiveness as a Board, as well as the performance and effectiveness of its committees, and will abide by NYSE Listing Standards for self-evaluation for selected Committees.

Committees

Committees. The Board will appoint from among its members an executive committee and other committees it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Executive Committee, Audit Committee, Nominating and Corporate Governance Committee (which serves as the nominating and corporate governance committee within the meaning of the New York Stock Exchange rules), Pension Committee, Compensation Committee, Finance Committee, and Corporate Relations Committee.

Committee Composition. The Nominating and Corporate Governance Committee, Board Audit Committee, and Board Compensation Committee will consist solely of independent directors. With the exception of the Executive Committee where the Chairman of the Board will be the Chair, the Nominating and Corporate Governance Committee will recommend committee Chairs to the Board for approval.

     In addition:

  the membership of the Board Audit Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and the Securities and Exchange Commission;

  the membership of the Board Compensation Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and must qualify as an independent “non-employee directors” for purposes of Rule 16b-3 of the Securities and Exchange Commission; and

  no member of the Board Compensation Committee may be part of a compensation committee interlock within the meaning of Regulation S-K of the Securities and Exchange Commission.

Committee Charters. Each of the committees will have a written charter setting further its responsibilities if they are not stated in the company’s by-laws. Charters will be adopted by the Board based on the recommendation of the applicable committee.

Committee Assignments. Membership of each committee will be determined by the Board on the recommendation of the Nominating and Corporate Governance Committee. Consideration will be given to rotating committee memberships periodically.

Committee Self-evaluation. Annually, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether any changes to the committee’s charter are appropriate.

Committee Reports. The Chair of each Board committee will report to the full Board on the activities of his or her committee, including the results of the committee’s self-evaluations and any recommended changes to the committee’s charter.

CEO Performance Review

     At least annually, the non-employee directors will, in conjunction with the Board Compensation Committee, review the performance of the CEO in light of the corporation’s goals and objectives. The Compensation Committee meets annually with the CEO to receive his or her recommendations concerning such goals.

Management Succession Planning and Performance Review

     At least annually, the Board will review and approve succession plans for the CEO and other senior executives. Succession planning will address both succession in the ordinary course of business and contingency planning in case of emergencies or unforeseen events. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

     The function of the Board in monitoring the performance of senior management is fulfilled by the presence of outside directors who have a substantive knowledge of the business. The Board selects the senior management team, which is charged with the conduct of the company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Compensation Committee also is responsible for setting performance goals and compensation for the direct reports to the CEO. These decisions are approved or ratified by action of the outside directors of the Board at a meeting or executive session of that group.

Board Resources

Access to Employees. Non-employee directors will have full access to the senior management of Corning Incorporated and other employees. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of senior management in Board and committee meetings and in other formal or informal settings.

Authority to Retain Advisors. It is normally expected that information regarding the corporation’s business and affairs will be provided to the Board by Corning Incorporated management and staff and by the corporation’s independent auditor. However, the Board and each committee have the authority to retain such outside independent advisors, including accountants, legal counsel, or other experts, as it deems appropriate. Non-employee directors will have full access to such outside independent advisors to ask questions regarding Corning Incorporated. The fees and expenses of any such advisors will be paid by Corning Incorporated.

Code of Conduct

     Corning Incorporated has adopted a comprehensive “Our Code of Conduct.” These standards include policies calling for strict observance of all laws applicable to Corning Incorporated’s business and describes conflicts of interest policies which, among other things, requires that directors avoid any conflict between their own interests and the interests of the corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs, including transactions in securities of the corporation, any affiliate, or any nonaffiliated organization. Each director is expected to be familiar with and to follow these policies to the extent applicable to them.

Communication by Interested Parties with the Non-employee Directors

     The Nominating and Corporate Governance Committee will maintain procedures for interested parties to communicate directly with the non-employee directors. The Board believes that it is management’s role to speak for the company. These procedures will be published in the proxy statement for each annual meeting of shareholders and posted on Corning Incorporated’s Internet site.

Corning Incorporated Non-employee Director Compensation

     Compensation for non-employee directors will be determined by the independent members of the Board on the recommendation of the Compensation Committee, and will be reviewed annually at a minimum. Non-employee director compensation will be set at a level that is consistent with market practice, taking into account the size and scope of the corporation’s business and the responsibilities of its directors. All directors are expected to own stock in the company in an amount that is appropriate for them. In considering benefits and compensation of non-employee directors, the Board will consider whether questions regarding directors’ independence may be raised by anything that would be considered non-customary, or the company providing indirect forms of compensation or benefits to a director or any substantial charitable contributions to organizations in which a director is affiliated.

Non-employee Director Stock Ownership

     Within five years of joining the Board, each non-employee director will own stock in the company with a value of at least five times the company annual cash retainer paid to such director. Non-employee directors have up to three years to return to this required stock ownership level if the company stock price drops by over twenty percent in any calendar year.

Option Repricing

     The corporation will not, without shareholder approval, amend any employee stock option to reduce the exercise price (except for appropriate adjustments in the case of a stock split or similar change in capitalization); or offer to exchange outstanding employee stock options for options having a lower exercise price; or offer to exchange options having an exercise price below the current market price for cash, restricted stock, or other consideration.

Stock Option Pricing

     The corporation will grant employee stock options approved by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) and reported to the Board, with the option exercise price determined by the NYSE closing price on one or more of these grant dates:

(a)	on the day the stock option grant is reported to the Board after Compensation Committee approval, or

(b)	on the first business day of the month following date of hire for a newly hired employee granted stock options, or

(c)	on a fixed, future grant date or dates as approved by the Committee and reported to the Board.

     Upon delegation by the Compensation Committee, the Chief Administrative Officer may grant limited numbers of stock options to non-officer active employees in special situations. These grants shall be effective when signed by that Officer. The option exercise price shall be determined by the NYSE closing price on the effective grant date or on a fixed, future date. Grants awarded under this authority shall be reported to the Compensation Committee on or before its next regular meeting.

     The corporation shall not backdate employee stock options or set an option exercise price in stock option grants other than in conformance with the methods described above.

Shareholder Matters

     Shareholder matters such as voting rights, confidential voting, ratification of auditors, shareholder proposals receiving a majority approval and others are contained within, and governed by Corning Incorporated’s by-laws and charter.

Re-evaluation of Corporate Governance Guidelines

     The Board will review and revise these Corporate Governance Guidelines as appropriate from time to time based on the recommendation of the Nominating and Corporate Governance Committee.

Director Qualification Standards

      The Board adopted a formal set of director qualification standards under the NYSE Listing Standards approved by the SEC in November 2003 concerning determination of director independence. To be considered independent, a director must be determined by resolution of the Board after due deliberation, to have no material relationship with the company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and also apply the following standards:

1.	A director will not be independent if within the preceding three years: (a) the director was employed by the company or any of its subsidiaries; (b) an immediate family member of the director was an executive officer of the company; (c) the director was employed by or affiliated with the company’s independent internal or external auditor; (d) an immediate family member of the director was employed in a professional capacity by the company’s independent internal or external auditor; or (e) an executive officer of the company was on the board compensation committee of a second company that employed either the director or an immediate family member as an executive officer.

2.	A director will not be independent if within the preceding three years: (a) the director or an immediate family member receives more than $100,000 per year in direct compensation from the company, other than normal director and committee fees and pension or other forms of deferred compensation for prior services; (b) a director is an officer or employee of a second company that makes payments to, or receives payments from the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the second company’s consolidated gross revenues; (c) an immediate family member of a director is an executive officer of a second company that makes payments to, or receives payments from the company at the levels in 2(b); or (d) if a director serves as a paid executive officer of a charitable organization that received contributions in any single fiscal year that exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. The Board shall consider the materiality of any such relationships, even if they are below the dollar thresholds.

3.	The determination of whether a section 2 relationship is material or not (and whether a director is independent or not) shall be made by those directors on the Board who satisfy the independence guidelines.

4.	The company will not make any personal loans or extensions of credit to directors or executive officers.

5.

For independence, all directors must deal at arms’ length with the company and its subsidiaries and disclose circumstances that are material to the director if they might be viewed as a conflict of interest.

APPENDIX H

Corning Incorporated
Code of Ethics
For Chief Executive Officer and Financial Executives

In my role as an executive of Corning Incorporated, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide constituents with information that is accurate, complete, objective, relevant, timely, and understandable.

3.	I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies. I provide full, fair, accurate, timely, and understandable disclosure to my constituents and/or in reports provided to external constituencies (SEC, shareholders, reporting agencies, etc.).

4.	I act in good faith, responsibility, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my constituents’ needs.

7.	I proactively promote high integrity as a responsible member of my business team and/or in my work environment.

8.	I achieve responsible use of and control over all company assets and resources employed or entrusted to me.

9.	I will report any known or suspected violations of this code to the Corporate Controller or the General Counsel.

10.	I am accountable for adhering to this code.

Dated:

Signed:

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APPENDIX H

Corning Incorporated
Code of Conduct
For Directors and Executive Officers

In my role as a Director or Executive Officer of Corning Incorporated, I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

1.	I have read Our Code of Conduct, the code of business ethics that applies generally within the Company. I will abide by its standards in carrying out my role as a Director or Executive Officer of the Company. The Code of Business Ethics for Directors and Executive Officers incorporates the provisions of Our Code of Conduct, as supplemented by this document.

2.	I act with honesty and integrity, avoiding actual and apparent conflicts with the interests of Corning Incorporated. A conflict of interest would occur when an individual’s private interest interferes – or even appears to interfere – with the interests of the Company as a whole. When any issue arises that may present an actual or apparent conflict, I will bring that issue to the attention of Corning’s Chairman or General Counsel and seek a waiver or recuse myself from action on the particular matter.

3.	In acting on any business for Corning Incorporated, I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, and will act as appropriate within my position to assure that the Company complies with such rules and regulations.

4.

I understand the requirement that the Company provide full, fair, timely and understandable disclosure to its external constituents (SEC, shareholders, reporting agencies) and will take that requirement into proper account in carryin

g out my duties as a Director or Executive Officer of the Company.

5.	I understand that insider trading on the basis of non-public material information is both unethical and illegal and will not be tolerated by the Company. As a Director or Executive Officer, I will abide by guidance from the Company regarding appropriate periods when trading in securities of the Company may be permitted, as well as periods when such trading is not permitted.

6.	I respect the confidentiality of Company information acquired in the course of my duties as a Director or Executive Officer of the Company. Confidential information of the Company or its customers may not be used for personal advantage. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed.

7.	I understand that business opportunities within the scope of the business of the Company, as well as reasonable extensions of the scope of that business, represent corporate opportunities of Corning and may not be diverted for any separate personal purpose or benefit. I will not take for myself personally any opportunities that are discovered through the use of corporate property, information or position. I will not use corporate property, information or position for personal gain. I will not compete with the Company directly or indirectly. I will fulfill my duty to the company to advance its legitimate interests when the opportunity to do so arises.

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8.	I understand that the Company has a duty to deal fairly with its customers, suppliers, competitors and employees. It is a principle of the Company that no employee should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation, or any other practice of unfair dealing.

9.	I understand that I have an obligation to protect the Company’s assets and ensure their efficient use and, within the scope of my responsibilities as a director or executive officer, will ensure that Company assets are used for legitimate business purposes.

10.	As a director or executive officer, I recognize that the Company should proactively promote ethical behavior. Through its Code of Conduct, the Company encourages its employees to talk to supervisors, managers, Corporations General Counsel or the Corporate Controller when in doubt about the best course of action in a particular situation. The Company also encourages that employees report violations of laws, rules, regulations or the Code of Conduct to the General Counsel of the Corporation. In addition, the Company ensures that its employees know that there will be no retaliation for reports made in good faith. I adhere to and support these principles.

Dated:

Signed:

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2007.

Vote by Internet
• Log on to the Internet and go to www.computershare.com/expressvote
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.
Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Robert F. Cummings, Jr.	☐	☐	03 - William D. Smithburg	☐	☐	05 - Wendell P. Weeks	☐	☐
02 - Eugene C. Sit	☐	☐	04 - Hansel E. Tookes II	☐	☐

B	Proposals
The Board of Directors recommends a vote FOR proposal 2:					The Board of Directors recommends a vote AGAINST the following proposal:
		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2007.	☐	☐	☐	3.	Shareholder proposal relating to the election of each director annually.	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.
	Discontinue Duplicates Reports Mark the box to the right if you wish to discontinue receiving duplicate Annual Reports.	☐	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2007 MEETING OF SHAREHOLDERS

APRIL 26, 2007

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 26, 2007, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 26, 2007, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Robert F. Cummings, Jr.	☐	☐	03 - William D. Smithburg	☐	☐	05 - Wendell P. Weeks	☐	☐
02 - Eugene C. Sit	☐	☐	04 - Hansel E. Tookes II	☐	☐

B	Proposals
The Board of Directors recommends a vote FOR proposal 2:					The Board of Directors recommends a vote AGAINST the following proposal:
		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2007.	☐	☐	☐	3.	Shareholder proposal relating to the election of each director annually.	☐	☐	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2007 MEETING OF SHAREHOLDERS

APRIL 26, 2007

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 26, 2007, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 26, 2007, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)